UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ocular Therapeutix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2025

Dear Fellow Ocular Therapeutix Stockholders:

2024 was a transformative year for Ocular Therapeutix as we advanced our leading product candidate, AXPAXLI™, to address the large unmet medical need and market opportunity in the retinal disease space. We were proud to finish the year with strong momentum in our AXPAXLI Phase 3 clinical program, a 9% increase in total net revenue, which includes sales of DEXTENZA, and substantial capital, which, together with anticipated cash inflows from DEXTENZA we believe will enable us to fund our planned operating expenses, debt service obligations and capital expenditure requirements, into 2028. With the leadership of our recently refreshed management team, Ocular Therapeutix has redefined our strategic priorities as we work to redefine the retina experience for patients, physicians and caregivers – starting with wet age-related macular degeneration, or AMD, as our top priority.

In February 2024, we welcomed Dr. Pravin Dugel as the executive chairman of our board of directors, at which time I became the lead independent director, and in April 2024, the board appointed Dr. Dugel as our president and chief executive officer. Dr. Dugel is a global thought leader in retinal drug development and an experienced life sciences executive, having most recently served as the President of IVERIC bio, which was acquired by Astellas in 2023. Dr. Dugel has participated as a principal investigator in over 100 clinical trials and previously led a private retina practice. In 2024, we also welcomed Dr. Jeffrey Heier as our Chief Scientific Officer, Dr. Peter Kaiser as our Chief Development Officer, Dr. Sanjay Nayak as our Chief Strategy Officer, Dr. Nadia Waheed as our Chief Medical Officer, Mr. Todd Anderman as our Chief Legal Officer, and expanded Mr. Donald Notman’s Chief Financial Officer responsibilities to include the role of Chief Operating Officer.

We are already benefitting from the expertise of our world-class leadership team as we have successfully completed enrollment and randomization in SOL-1, the first of our anticipated two phase 3 clinical trials for AXPAXLI in wet AMD, well ahead of schedule. Additionally in 2024, we launched and are progressing randomization of patients in SOL-R, the second of our phase 3 clinical trials for AXPAXLI in wet AMD. We also continued to engage with the FDA to clarify and potentially de-risk the regulatory path for AXPAXLI in this indication.

As we look ahead, the board remains engaged in overseeing our pipeline development while striving to adopt leading governance standards and practices as they emerge, maintaining regular engagement with our investors at both the board and leadership team level to provide strategic updates, and continuing to understand better our stockholders’ priorities.

On behalf of the entire Ocular Therapeutix board and team, I would like to express our appreciation for your continued interest in our company. We respectively request your vote in support of the matters presented in our 2025 proxy statement.

Very truly yours,

Charles Warden
Lead Independent Director

Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet instead of a mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials by posting them on the Internet and delivering a Notice Regarding the Availability of Proxy Materials, as more fully described in the accompanying Notice of Annual Meeting of Stockholders. This reduces the amount of paper necessary to produce these materials as well as the costs and logistics associated with mailing these materials to all stockholders. On or about May 2, 2025, we will make our proxy materials available to stockholders and begin mailing to our stockholders (other than those stockholders who previously requested electronic or paper delivery of proxy materials) a Notice Regarding the Availability of Proxy Materials containing instructions on how to access or request copies of our proxy materials and 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, and how to vote online or by telephone.

OCULAR THERAPEUTIX, INC.

15 Crosby Drive

Bedford, MA 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Wednesday, June 11, 2025

The 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Ocular Therapeutix, Inc., a Delaware corporation, will be held on Wednesday, June 11, 2025 beginning at 8:30 a.m., Eastern time, via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/OCUL2025, which we refer to as the Annual Meeting Website. To access, participate in, and vote at the Annual Meeting, you must enter the control number on your notice, voting instruction form or proxy card you received at the Annual Meeting Website. You may submit questions during the Annual Meeting via the Annual Meeting Website. A list of registered stockholders of record and entitled to vote at the Annual Meeting will also be available to record holders beginning on May 31, 2025 and during our Annual Meeting at www.virtualshareholdermeeting.com/OCUL2025. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you plan to attend.

The Annual Meeting will be held to consider and act upon the following matters:

1.	To elect three class II directors of our board of directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.	To hold an advisory vote on named executive officer compensation;
3.	To approve an amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to increase the number of shares of common stock issuable thereunder by 8,750,000 shares;
4.	To approve an amendment and restatement of the Ocular Therapeutix, Inc. 2014 Employee Stock Purchase Plan to increase the number of shares of common stock issuable thereunder by 2,000,000 shares and to remove the annual “evergreen” provision;
5.	To approve an amendment of our Restated Certificate of Incorporation, as amended, to provide for officer exculpation;
6.	To ratify the appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We have elected to use the “notice and access” rules adopted by the Securities and Exchange Commission to provide our stockholders access to our proxy materials and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, and which we refer to as the 2024 Annual Report, by notifying you of the availability of our proxy materials and our 2024 Annual Report via the Internet. On or about May 2, 2025, we will make our proxy materials available to stockholders and begin mailing to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials) a Notice Regarding the Availability of Proxy Materials containing instructions on how to access or request copies of our proxy materials and our 2024 Annual Report, and how to vote online or by telephone. We will also deliver printed versions of the proxy materials to stockholders who have previously requested paper copies.

Stockholders of record at the close of business on April 14, 2025 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,

Todd D.C. Anderman
Chief Legal Officer and Secretary

Bedford, Massachusetts

April 29, 2025

AS A STOCKHOLDER AS OF THE RECORD DATE, YOU MAY OBTAIN ADMISSION TO AND VOTE DURING THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS ON THE ANNUAL MEETING WEBSITE. YOU DO NOT NEED TO REGISTER IN ADVANCE TO JOIN THE ANNUAL MEETING. YOUR CONTROL NUMBER IS ON YOUR NOTICE, VOTING INSTRUCTION FORM OR PROXY CARD. THE ONLINE MEETING WILL BEGIN PROMPTLY AT 8:30 A.M., EASTERN TIME. WE ENCOURAGE YOU TO ACCESS THE MEETING PRIOR TO THE START TIME. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE IN ADVANCE OF THE MEETING BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE NOTICE, VOTING INSTRUCTION FORM, OR PROXY CARD IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. ALTERNATIVELY, IF YOU HAVE REQUESTED PAPER COPIES OF OUR PROXY MATERIALS, YOU MAY COMPLETE, DATE AND SIGN THE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Information About the Annual Meeting and Voting	1
Votes Required	3
CORPORATE GOVERNANCE	4
Board of Directors	4
How Our Board Is Organized	8
Board Committees	9
Board Meetings and Attendance	10
Board Processes	11
Board Policies	13
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	18
Summary Compensation Table	18
Narrative Disclosure to Summary Compensation Table	20
Outstanding Equity Awards as of December 31, 2024	33
Employment Agreements with Executive Officers	34
Equity Incentive Plans	37
401(k) Plan	43
Accounting Considerations	44
Tax Deductibility	44
Pay Versus Performance Disclosure	44
Rule 10b5-1 Sales Plans	47
Securities Authorized for Issuance under Equity Compensation Plans	47
Say-on-Pay Vote Results	47
DIRECTOR COMPENSATION	49
Summary Compensation Table	49
Director Compensation Arrangements	50
AUDIT-RELATED MATTERS	52
Audit Committee Report	52
Audit Fees and Services	52
Pre-Approval Policies and Procedures	52
MATTERS TO BE VOTED ON	53
Proposal 1: Election of Three Class II Directors	53
Proposal 2: Advisory Vote on Named Executive Officer Compensation	54
Proposal 3: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as Amended, to Increase the Number of Shares of Common Stock Issuable Thereunder by 8,750,000 Shares	55
Proposal 4: Amendment to our Restatement of the Ocular Therapeutix, Inc. 2014 Employee Stock Purchase Plan to Increase the Number of Shares of Common Stock Issuable Thereunder by 2,000,000 Shares and to Remove the “Annual” Evergreen Provision	70
Proposal 5: Amendment to our Restated Certificate of Incorporation, as Amended, to Provide for Officer Exculpation	74
Proposal 6: Ratification of the Appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	76
TRANSACTIONS WITH RELATED PERSONS	77
OWNERSHIP OF COMMON STOCK	79
Delinquent Section 16(a) Reports	81
OTHER MATTERS	82
Solicitation of Proxies	82
Voting Results	82
Householding of Annual Meeting Materials	82

OCULAR THERAPEUTIX, INC.

15 Crosby Drive

Bedford, MA 01730

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 11, 2025

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the board, of Ocular Therapeutix, Inc. for use at the 2025 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 11, 2025, beginning at 8:30 a.m., Eastern time via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/OCUL2025, and at any adjournment or postponement thereof. On April 14, 2025, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 159,286,895 shares of our common stock, par value $0.0001 per share, or the common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Ocular Therapeutix,” “the company,” “our,” “we,” or “us” refers to Ocular Therapeutix, Inc. and its consolidated subsidiaries.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders

to Be Held on June 11, 2025

This proxy statement and our 2024 Annual Report to

Stockholders are available at www.ocutx.com

for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Todd D.C. Anderman, Chief Legal Officer and Secretary, Telephone: (781) 357-4000.

On or about May 2, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, and which we refer to as our 2024 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may submit your proxy to vote your shares or vote your shares (as applicable) in one of four ways:

(1)	Over the Internet prior to the Annual Meeting. You may submit your proxy to vote your shares by following the “Vote by Internet Prior to Annual Meeting” instructions in the Notice or, if you choose to request paper copies of our proxy materials, on the proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card. Your vote must be received by no later than 11:59 p.m., Eastern time, on the day before the Annual Meeting for your proxy to be validly submitted and for your vote to count.
(2)	By telephone prior to the Annual Meeting. You may submit your proxy to vote your shares by following the “Vote by Phone” instructions in the Notice or on the proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card. Your vote must be received by no later than 11:59 p.m., Eastern time, on the day before the Annual Meeting for your proxy to be validly submitted and for your vote to count.
(3)	By mail prior to the Annual Meeting. If you wish to submit your proxy to vote your shares by mail, please request paper copies of our proxy materials and follow the instructions on the proxy card. You may vote by completing, dating and signing the proxy card and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone. Your vote must be received by no later than 11:59 p.m., Eastern time, on the day before the Annual Meeting for your proxy to be validly submitted and for your vote to count.
(4)	Over the Internet during the Annual Meeting. You may submit your proxy to vote your shares over the Internet by accessing the Annual Meeting website www.virtualshareholdermeeting.com/OCUL2025 by following the instructions provided in the Notice or, if you choose to request paper copies of our proxy materials, on the proxy card. You do not need to register in advance to attend the Annual Meeting online. You can cast your votes by following the prompts provided by the website.

All proxies that are executed or are otherwise submitted over the Internet, by telephone or by mail will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to or at the Annual Meeting by doing any one of the following things:

●	submitting a new proxy by following the “Vote by Internet Prior to Annual Meeting” or “Vote by Phone” instructions on the Notice, voting instruction card, or proxy card up until 11:59 p.m., Eastern time, on the day before the Annual Meeting;
●	signing another proxy card and arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting;
●	giving our Secretary a written notice before or during the Annual Meeting that you want to revoke your proxy; or
●	voting over the Internet during the Annual Meeting.

Your participation in the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order for your brokerage firm to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you.

Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern whether your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” matters but will not be allowed to vote your shares with respect to “non-discretionary” matters. We believe that the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 6) is considered to be a discretionary matter under the NYSE rules and that your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. We believe that the election of class II directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 2), the amendment of our stock incentive plan to increase the number of shares of common stock issuable thereunder (Proposal 3), the amendment and restatement of our employee stock purchase plan to increase the number of shares of common stock issuable thereunder and to remove the evergreen provision (Proposal 4), and the amendment of our restated certificate of incorporation, as amended, to provide for officer exculpation (Proposal 5) are considered non-discretionary matters, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposals 1, 2, 3, 4 or 5, your brokerage firm will not vote with respect to such proposal or proposals and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that does not have or did not exercise discretionary authority to vote on a particular matter.

Quorum; Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Only shares of common stock present or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: Election of Three Class II Directors. The three nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: Advisory Vote on Named Executive Officer Compensation. This proposal calls for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval. Our board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Proposal 3: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to Increase the Number of Shares of Common Stock Issuable Thereunder by 8,750,000 Shares. Proposal 3 will be considered to have been approved if the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively vote “FOR” the approval of the amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to increase the number of shares of common stock issuable thereunder by 8,750,000 shares.

Proposal 4: Amendment and Restatement of the Ocular Therapeutix, Inc. 2014 Employee Stock Purchase Plan to Increase the Number of Shares of Common Stock Issuable Thereunder by 2,000,000 Shares and to Remove the Annual “Evergreen” Provision. Proposal 4 will be considered to have been approved if the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively vote “FOR” the approval of the amendment and restatement of the Ocular Therapeutix, Inc. 2014 Employee Stock Purchase Plan to increase the number of shares of common stock issuable thereunder by 2,000,000 shares and to remove the annual “evergreen” provision.

Proposal 5: Amendment of our Restated Certificate of Incorporation, as amended, to provide for officer exculpation. Proposal 5 will be considered to have been approved if the holders of shares of common stock representing a majority of our issued and outstanding common stock vote “FOR” the approval of the Certificate of Amendment of the Restated Certificate of Incorporation.

Proposal 6: Ratification of the Appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025. Proposal 6 will be considered to have been approved if the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter and “broker non-votes” will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above except for the approval of the Certificate of Amendment of the Restated Certificate of Incorporation (Proposal 5). Because Proposal 5 will be considered to have been approved only if the holders of shares of common stock representing a majority of our issued and outstanding common stock vote “FOR” the approval of the Certificate of Amendment of the Restated Certificate of Incorporation, abstentions and “broker non-votes” have the effect of voting against Proposal 5.

Forward-Looking Statements

Statements in this proxy statement, including the letter from our lead independent director included in this proxy statement, about our future financial position, expectations, plans and prospects, and the sufficiency of our cash resources, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “designed”, “may”, “might”, “plan”, “predict”, “project”, “target”, “potential”, “goals”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025, and the risks described in other filings that we may make with the SEC. Any forward-looking statements contained in this proxy statement speak only as of the date hereof, and we expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors

Set forth below are the names, the class and certain biographical information about each director nominee and continuing member of our board of directors, or board, as of April 18, 2025. The information presented includes each director nominee’s and continuing director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors and nominees possess the attributes and characteristics described in “—Board Processes—Director Nomination Process.”

Name	Age	Class	Position
Pravin U. Dugel, M.D.	61	III	Executive Chairman, President and Chief Executive Officer
Adrienne L. Graves, Ph.D. (1)	71	I	Director
Seung Suh Hong, Ph.D. (1)	67	II	Director
Richard L. Lindstrom, M.D.(1)(2)	77	II	Director
Merilee Raines(3)	69	III	Director
Charles Warden(2)(3)	56	I	Lead Independent Director
Leslie J. Williams(2)(3)	65	II	Director
(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Pravin U. Dugel, M.D. has served as Executive Chairman and as a member of our board of directors since February 2024, and as our President and Chief Executive Officer since April 2024. Dr. Dugel previously served as President of IVERIC bio, Inc., or IVERIC, a biopharmaceutical company, from May 2021 to October 2023, and as Executive Vice President, Chief Strategy and Business Officer of IVERIC from April 2020 to May 2021. Prior to IVERIC, Dr. Dugel was a managing partner at Retinal Consultants of Arizona from 1994 to 2021. Dr. Dugel previously served on the boards of Oculis Holding AG, a publicly traded biopharmaceutical company from 2020 to May 2024; IVERIC from January 2023 until its acquisition by Astellas US Holdings, Inc. in July 2023; and Aerpio Pharmaceuticals, Inc. from March 2017 until its acquisition by Aadi Bioscience, Inc. in August 2021. Dr. Dugel also served as a clinical professor at the USC Eye Institute in the Keck School of Medicine at the University of Southern California and was a founding member of the Spectra Eye Institute in Sun City, Arizona. Dr. Dugel holds a B.A. from Columbia University in Comparative Literature and Molecular Biology and an M.D. from the UCLA School of Medicine, and he completed his residency in ophthalmology at the USC Eye Institute. He completed a medical retina fellowship at the Bascom Palmer Eye Institute and a surgical eye fellowship at the USC Eye Institute. We believe that Dr. Dugel is qualified to serve on our board of directors because of his executive leadership experience in the ophthalmology industry, his background in ophthalmology, and his service on the boards of directors of other life sciences companies.

Adrienne L. Graves, Ph.D. has served as a member of our board of directors since July 2023. Dr. Graves served as President and Chief Executive Officer of Santen Inc., the United States subsidiary of a publicly traded Japanese pharmaceutical company, from 2002 to 2010, and previously served as Senior Vice President of Worldwide Clinical Development (United States, Europe, and Japan), from 1995 to 2002. Dr. Graves has served as a member of the board of directors of Harrow Health, Inc., or Harrow (formerly known as Imprimis Pharmaceuticals, Inc.), a publicly-traded ophthalmic healthcare company, since January 2024; Opus Genetics, Inc. a publicly-traded ophthalmic gene therapy company since October 2024; NVasc, Inc. a privately-held early-stage ophthalmology company since November 2023; Implandata Ophthalmic Products GmbH, a medical equipment manufacturer since October 2023; a JelliSee Ophthalmics, Inc., a privately-held medical device company, since July 2023; a member of the board of directors of QLaris Bio, Inc., a privately-held clinical-stage biotechnology company, since December 2019; and Osanni Bio, a privately-held biotechnology company focusing on retinal diseases. Previously, Dr. Graves served as a member of the boards of directors of IVERIC bio, Inc., a biopharmaceutical company, from December 2018 to July 2023, including serving as the chairman of IVERIC’s board from May 2021 to July 2023; Oxurion NV, a Belgian biopharmaceutical company, from October 2018 until March 2023; Nicox S.A., a French ophthalmology company, from 2014 to January 2024; and Greenbrook TMS Inc., a Canadian neurology and medical device company, from 2018 to December 2023. Dr. Graves received an A.B. in psychology from Brown University and a Ph.D. in psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris. Dr. Graves has significant and broad executive leadership, corporate governance, operations and strategy, research, medical technology development, regulatory and legal, ophthalmology and life sciences industry experience. We believe that Dr. Graves is qualified to serve on our board of directors for these reasons.

Seung Suh Hong, Ph.D. has served as a member of our board of directors since June 2019. Dr. Hong has served as Vice Chairman of the board of directors, Chief Scientific Officer and Chief Operating Officer of CentricsBio, Inc.. a biotechnology company focused on immunotherapeutics, since January 2025. Prior to that, Dr. Hong served as Chief Executive Officer of Rophibio, Inc., a biopharmaceutical company from March 2023 to December 2024; as President and Chief Operating Officer of CELLemedy, a biopharmaceutical start-up company, from January 2021 to February 2023; and Vice Chairman for Novelgen, a biopharmaceutical company, from April 2020 to March 2023, in South Korea. Dr. Hong has served as a consultant to a number of biopharmaceutical companies since March 2019. From April 2002 to March 2021, he served in various capacities at Celltrion Inc., a biopharmaceutical company, including as President of Celltrion Healthcare Japan and Senior Advisor from January 2016 to March 2021; as President and Chief Executive Officer of Celltrion Healthcare Co., Ltd. from November 2014 to December 2015; and as President of Research and Development from April 2002 to November 2014. Dr. Hong received a B.S. in Agricultural Chemistry, an M.S. in Industrial Enzymology, and a Ph.D. in Enzymology and Fermentation from Seoul National University. Dr. Hong also participated in post-doctoral studies at the University of Wisconsin-Madison. Dr. Hong has significant executive leadership, operations and strategy, research, medical technology development and life sciences industry experience. We believe that Dr. Hong is qualified to serve on our board of directors for these reasons.

Richard L. Lindstrom, M.D. has served as a member of our board of directors since 2012. Since 1989, Dr. Lindstrom has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, which he founded and where he previously served as the managing partner. Additionally, Dr. Lindstrom serves as the chief executive officer and chairman of Lindstrom Restoration, a 75-year-old privately held company. He has served as a member of the board of directors of LENSAR, Inc., a publicly-traded medical device company, since February 2018. He previously served as a member of the board of directors of Harrow from January 2015 to June 2023, where he continues as a senior advisor and board observer. Dr. Lindstrom served as associate director of the Minnesota Lions Eye Bank from 1987 to 2017 and as a trustee of the University of Minnesota Foundation for four terms and is currently Trustee Emeritus. He is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery. From 1980 to 1989, he served as a professor of ophthalmology, while also serving as the research chair for two years, at the University of Minnesota, where he is currently adjunct clinical professor emeritus. Dr. Lindstrom holds a B.A. in Pre-Medical Studies, a B.S. in Medicine and an M.D. from the University of Minnesota. During his training, Dr. Lindstrom participated in clinical research in the field of ophthalmology and completed a cornea fellowship, an anterior segment surgery fellowship and a glaucoma fellowship. Dr. Lindstrom is a named inventor on over 45 patents in the field of ophthalmology, having developed ophthalmic solutions, intraocular lenses and instruments that are used in clinical practices globally. Dr. Lindstrom has significant and broad executive leadership, corporate governance, strategy, risk management, financial, research, medical technology development, ophthalmology and life sciences industry experience. We believe that Dr. Lindstrom is qualified to serve on our board of directors for these reasons.

Merilee Raines has served as a member of our board of directors since September 2021. Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc. from October 2003 until her retirement in May 2013. Ms. Raines also served as Executive Vice President of IDEXX from July 2012 until her retirement in May 2013. Prior to becoming Chief Financial Officer, Ms. Raines held several management positions with IDEXX, including Corporate Vice President of Finance, Vice President and Treasurer of Finance, Director of Finance, and Controller. Ms. Raines has served as a member of the boards of directors of Watts Water Technologies, Inc., a publicly-traded global manufacturer of products & systems focused on control, conservation and quality of water, since February 2011; Excelitas Technologies Corporation, a privately-held photonics company providing sensing and detecting solutions, since August 2018; and TransMedics Group, Inc., a publicly-traded commercial-stage medical technology company, since January 2021. She also served as a member of the board of directors of Benchmark Electronics, Inc., a publicly-traded worldwide provider of engineering services, integrated technology solutions and electronic manufacturing services, from May 2018 to June 2021 and Aratana Therapeutics, Inc., a publicly-traded veterinary therapeutics company, from February 2014 until its acquisition in July 2019. Ms. Raines has extensive executive leadership, accounting and finance, operations and strategy; risk management; corporate governance; medical technology development and commercialization; and life sciences industry experience. We believe that Ms. Raines is qualified to serve on our board of directors for these reasons.

Charles Warden has served as a member of our board of directors since 2008 and as the Lead Independent Director of our board of directors since February 2024. He previously served as the Lead Independent Director of our board from 2014 to July 2019 and as the Chairman of our board from July 2019 to February 2024. Mr. Warden has served as the President and Chief Executive Officer and a director of Aquea Health, Inc., a development-stage, ophthalmic medical device company he co-founded, since January 2020. He also has served as a Managing Director at Versant Ventures since 2004. Prior to Versant, he was a General Partner at Schroder Ventures Life Sciences (now SV Life Sciences), where he worked from 1996 to 2004. Previously, Mr. Warden served as an associate with Boston Capital Ventures and as a consultant with Monitor Company. Throughout the course of his career as a venture capital investor, Mr. Warden has been actively involved with multiple medical device and ophthalmic incubators. He serves or has served on the boards of numerous privately-held life sciences companies, several of which have been in the field of ophthalmology. Mr. Warden holds a B.A. from Beloit College and an M.B.A. from Harvard University. Mr. Warden has significant and broad executive leadership, corporate governance, strategy, research, medical technology development, ophthalmology and life sciences industry experience. We believe that Mr. Warden is qualified to serve on our board of directors for these reasons.

Leslie J. Williams has served as a member of our board of directors since March 2019. Since February 2021, Ms. Williams has served as the President and Chief Executive Officer of hC Bioscience, Inc., a biopharmaceutical company that she co-founded and for which she serves as a member of the board of directors. She also serves as an entrepreneur-in-residence for the University of Iowa and University of Virginia, is an operating partner at Accelerator Life Science Partners, and advises biopharma companies from time-to-time. Ms. Williams was the founder of ImmusanT, Inc., a biotechnology company, and served as a member of its board of directors and as its President and Chief Executive Officer from its inception in December 2010 until the completion of its reverse merger in December 2019. She served as the President and Chief Executive Officer and as a member of the board of directors of Ventaira Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2004 until 2008.  Previously, Ms. Williams also was a venture partner at Battelle Ventures, an early-stage venture capital fund, and served on the boards of directors of Hepregen Inc., a company engaged in the development and marketing of proprietary drug screening products from 2010 to 2013, and of CDI Bioscience, Inc., a cell-line engineering and contract manufacturing company, from 2006 to 2010, and The Capital Network, a non-profit organization providing entrepreneurial education opportunities, from 2010 to 2016.  Ms. Williams has served as a member of the board of directors of Windtree Therapeutics, a publicly-traded biotechnology company, from February 2021 to August 2024 and a member of the board of directors of Biotechnology Innovation Organization, the leading trade group for the biotechnology industry, since February 2024. She is also a member of the board of directors of MassBio, a nonprofit organization representing 1,700 biopharma companies in Massachusetts and is a board member of Make-a-Wish Massachusetts and Rhode Island. Ms. Williams is also a member of the board of advisors of CSCRI (Coral Sea Clinical Research Institute), an advisory board member of Life Science Cares, a former member of the executive board of the University of Iowa College of Pharmacy, founding Ambassador of BioBoost, founding member of Mass VX advisory committee and a member of the editorial advisory boards of the Life Science Leader and the Journal of Advanced Therapies and Medical Innovation Sciences. Ms. Williams received a B.S. in Nursing from the University of Iowa and an M.B.A. from the Washington University John Olin School of Business. Ms. Williams has significant and broad executive leadership, corporate governance, strategy, research, medical technology development and life sciences industry experience. We believe that Ms. Williams is qualified to serve on our board of directors for these reasons.

Board Composition

Our board of directors is currently authorized to have, and currently consists of, seven members. Each of our directors holds office until his or her successor has been duly elected and qualified or until the earlier of his or her death, resignation or removal.

Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of 75% of the votes which all of our stockholders would be entitled to vote in any annual election of directors or class of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

●	the class II directors are Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams, and their terms expire at the Annual Meeting;
●	the class III directors are Pravin U. Dugel, M.D. and Merilee Raines, and their terms expire at the annual meeting of stockholders to be held in 2026; and
●	the class I directors are Adrienne L. Graves, Ph.D. and Charles Warden, and their terms expire at the annual meeting of stockholders to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their terms expire.

Notwithstanding that our Corporate Governance Guidelines provide that any director who reaches the age of 75 while serving as a director will retire from our board of directors effective at the end of his or her then current term, we have decided to re-nominate Dr. Lindstrom as a candidate for our board of directors considering his extensive and invaluable contributions to the board, his effectiveness and the level of engagement as a board member who possesses beneficial executive leadership, corporate governance, ophthalmology and life sciences industry experience, among other factors.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2025, our board of directors undertook its annual review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Dugel, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determinations, our board of directors considered the relationships that each such non-employee director has with us, including each of the transactions described below in “—Board Policies—Related Person Transactions,” and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Dugel is not an independent director because he currently serves as our Executive Chairman, President and Chief Executive Officer. There are no family relationships among any of our directors or executive officers.

How Our Board Is Organized

Board Leadership Structure

Dr. Dugel serves as our Executive Chairman and, in such capacity, serves as the Chairperson of the Board.  Our board has determined that combining the Chairperson and Chief Executive Officer positions for the company fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time, particularly in light of our goal to focus the company on the development of products and product candidates for the treatment of diseases and conditions of the retina. Our board also believes that Dr. Dugel’s combined role of Chairperson and President and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board. Additionally, our board believes this leadership structure is particularly appropriate for the company given Dr. Dugel’s extensive leadership experience in the ophthalmology industry and his ability to effectively identify strategic priorities for us.

In addition, our corporate governance guidelines provide that during any period in which the Chairperson of the board is not an independent director, a Lead Independent Director may be elected by a majority of the independent directors. In connection with Dr. Dugel’s appointment to Executive Chairman of our board in February 2024, our independent directors elected Mr. Warden, who has served as an independent director on our board since July 2014 and who had previously served as our Lead Independent Director and as our Chairperson, to serve as our Lead Independent Director. As the Lead Independent Director, Mr. Warden’s responsibilities include:

●	chairing any meeting of the independent directors of our board in executive session;
●	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
●	facilitating communications between other members of our board and our Executive Chairman and Chief Executive Officer;

●	monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;
●	working with our Executive Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
●	otherwise consulting with our Executive Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the current committee charters are posted under the heading “Committee Charters” under the “Investors” section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance.

Audit Committee

The members of our audit committee are Merilee Raines, Charles Warden and Leslie J. Williams. Ms. Raines is the chairperson of the audit committee. Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
●	overseeing our internal audit function, if any;
●	overseeing our risk assessment and risk management policies, including reviewing and discussing with management, as appropriate, our major risk exposures, including financial, operational and cybersecurity risks, and the steps we take to prevent, detect, monitor, manage and mitigate such exposures;
●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions;
●	oversight of our investment policy; and
●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Ms. Raines is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee met six times during 2024.

Compensation Committee

The members of our compensation committee are Charles Warden, Richard L. Lindstrom, M.D., and Leslie Williams. Mr. Warden is the chairperson of the compensation committee. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
●	overseeing an evaluation of our senior executives;
●	overseeing and administering our cash and equity incentive plans;
●	reviewing and making recommendations to our board of directors with respect to director compensation;
●	reviewing and approving, or making recommendations to our board of directors with respect to, the implementation or revision of any compensation recovery or “clawback” policies of the company;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
●	preparing the compensation committee report if and to the extent then required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “—Board Processes—Executive and Director Compensation Processes.” We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The compensation committee met thirteen times during 2024.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Richard L. Lindstrom, M.D., Adrienne L. Graves, Ph.D., and Seung Suh Hong, Ph.D. Dr. Heier was a member of the nominating and corporate governance committee until his resignation from the board on February 21, 2024. Dr. Lindstrom is the chairperson of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become members of our board of directors;
●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
●	reviewing and making recommendations to our board with respect to our board leadership structure;
●	reviewing and making recommendations to our board with respect to management succession planning;
●	developing and recommending to our board of directors corporate governance principles; and
●	overseeing an annual evaluation of our board of directors.

The nominating and corporate governance committee did not meet during 2024. We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board Meetings and Attendance

Our board of directors met eleven times during 2024. During 2024, each director attended at least 75% of the aggregate number of board meetings and the number of meetings held by all committees of the board on which he or she served.

Our directors are expected to attend our annual meetings of stockholders. In 2024, all of our directors at the time attended our annual meeting of stockholders.

Board Processes

Oversight of Risk

One of the key functions of our board of directors is informed oversight of our risk management process. Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board oversees our risk management processes directly and through its committees, which address risks inherent in their respective areas of oversight. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. Our management is responsible for risk management on a day-to-day basis, and the role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices, and they encourage management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings.

In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls, cybersecurity and legal and compliance matters; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “—Corporate Governance Guidelines.” Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

All of the director nominees are currently members of our board of directors. The nominee biographies under “—Board of Directors—Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our continuing directors that led our nominating and corporate governance committee and our board to conclude he or she should continue to serve as a director of the company. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

We strive to assemble a board with a broad range of skillsets, perspectives, and experiences, and we holistically consider such attributes when selecting nominees for director election and in evaluating Board composition and performance. While we do not consider race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law in selecting nominees, the board strives to include individuals with different backgrounds in the pool of candidates from which nominees are selected. We believe that our informal approach to the selection of director candidates has resulted in a group of director nominees that are individuals of substantial accomplishment with demonstrated leadership capabilities and who also possess a broad range of thoughts, perspectives, and experiences that are aligned with the company’s business strategy.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2025 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Chief Legal Officer and Secretary at Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Chief Legal Officer and Secretary, or by calling (781) 357-4000. Additional information about contacting the company is posted under the heading “Information Request” found under the “Investors” section of our website, which is located at www.ocutx.com/about/contact-us.

In addition, stockholders who wish to communicate with our board may do so by writing to Charles Warden, Lead Independent Director of the board, c/o Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730. Communications will be forwarded to other directors if they relate to substantive matters that the Lead Independent Director of the board considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or makes recommendations to our board of directors for approval of our executive compensation program.  For a more detailed discussion of our executive compensation program, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table” below.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry, including benchmarking against a peer group of publicly traded companies, to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2014, our compensation committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and among a peer group of publicly traded companies and to advise on our executive compensation program.  Although our compensation committee considers the advice and guidance of Aon as to our executive compensation programs, our compensation committee ultimately makes its own decisions about these matters.

The compensation committee periodically reviews information regarding the independence and potential conflicts of interest of Aon, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on its review in April 2025, the committee concluded that the engagement of Aon did not raise any conflict of interest. Outside of services provided for the compensation committee, Aon provides nominal additional services to the company related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to Aon in connection with these additional engagements was less than $120,000 in 2024.

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The committee also has retained Aon for guidance and review of non-employee director compensation.  The compensation committee conducts an annual review of our director compensation, considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry, including benchmarking against a peer group of publicly traded companies, and makes recommendations to the board with respect to our director compensation program.  Although our compensation committee considers the advice and guidance of Aon as to our non-employee director compensation program, our compensation committee ultimately makes its own decisions about these matters.

In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive and non-employee director compensation programs and to conduct further competitive benchmarking in our industry and among our peer group.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ocular Therapeutix and our stockholders. The guidelines provide that:

●	our board’s principal responsibility is to oversee the management of Ocular Therapeutix;
●	a majority of the members of our board must be independent directors;
●	the independent directors meet in executive session at least twice a year;
●	directors have full and free access to management and, as necessary, independent advisors;
●	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
●	our board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” under the “Investors” Relations section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance.

Board Policies

Related Person Transaction Policy

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ocular Therapeutix is a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” under the “Investors” section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. We do not have any practices or policies regarding hedging.

Compensation Recovery (“Clawback”) Policy

Our board adopted a compensation recovery policy, effective as of October 2, 2023, in accordance with Nasdaq Listing Rule 5608, which provides that, in the event we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the U.S. federal securities laws as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, and corresponding Nasdaq listing standards, we will attempt to recover, reasonably promptly, any incentive-based compensation received by any current or former executive officer, as defined in Rule 16a-1(f) under the Exchange Act, during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement that is in excess of what otherwise would have been received by such executive officer had the amount of incentive-based compensation been determined based on the restated amounts. We filed our compensation recovery policy as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 11, 2024.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees and other covered persons. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 3, 2025.

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors and employees, including short sales “against the box” and purchases or sales of puts, calls or other derivative securities based on the company’s securities. In addition, our insider trading policy prohibits our officers, directors and employees from purchasing our securities on margin, borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan absent express approval from our Chief Financial Officer.

EXECUTIVE OFFICERS

Our executive officers, and their ages as of April 14, 2025, are listed in the following table:

Name	Age	Position
Pravin U. Dugel, M.D.	61	Executive Chairman, President and Chief Executive Officer
Sanjay Nayak, M.B.B.S., Ph.D.	55	Chief Strategy Officer
Donald Notman	65	Chief Financial Officer and Chief Operating Officer
Nadia Waheed, M.D.	48	Chief Medical Officer
Jefferey Heier, M.D.	64	Chief Scientific Officer
Peter K. Kaiser, M.D.	58	Chief Development Officer
Todd D.C. Anderman	43	Chief Legal Officer and Secretary

In addition to the biographical information for Dr. Dugel, which is set forth above under “Corporate Governance—Board of Directors—Members of Our Board of Directors,” set forth below is certain biographical information about Mr. Nayak, Mr. Notman, Dr. Waheed, Dr. Heier, Dr. Kaiser and Mr. Anderman:

Sanjay Nayak, M.B.B.S., Ph.D. has served as our Chief Strategy Officer since February 2024. Dr. Nayak previously served as founder and fund manager of biotechnology-focused private investment fund Sentiv Capital from April 2017 to February 2024. Prior to founding Sentiv Capital, Dr. Nayak was the founder of AnalyzeRx LLC, a healthcare consulting practice, and served as its President from December 2003 to September 2019. Prior to founding AnalyzeRx LLC, Dr. Nayak served as a Director at Strategic Analysis, Healthcare, from April 2000 to December 2003. Dr. Nayak received his M.B.B.S. from Grant Medical College, University of Bombay, India and earned a Ph.D. in pharmacology from Drexel University.

Donald Notman has served as our Chief Financial Officer since September 2017 and our Chief Operating Officer since September  2024. Mr. Notman previously served as Senior Vice President and Chief Financial Officer of Thrasos Therapeutics, Inc., a biopharmaceutical company, from May 2014 until March 2017 and as a consultant from March 2017 to December 2017. Prior to joining Thrasos Therapeutics, he served as Managing Director and Head of Private Capital Markets of Leerink Swann LLC, an investment bank specializing in health care, from June 2005 to April 2013. Mr. Notman received a B.A. in Economics from Middlebury College and an M.B.A. from The Tuck School of Business at Dartmouth College.

Nadia Waheed, M.D. has served as our Chief Medical Officer since June 2024. Since 2011, Dr. Waheed, who is a board-certified retina specialist, has been Professor of Ophthalmology at Tufts University Medical School, where she maintains her appointment. Dr. Waheed also serves as a member of the board of directors for the Boston Image Reading Center, as well as on the board of directors of iOlyx Pharmaceuticals which is a privately-held biopharmaceutical company. Dr. Waheed previously served as Chief Medical and Development Officer at Beacon Therapeutics, a biotechnology company focused on serious diseases of the eye that cause vision loss and blindness, from November 2022 to June 2024. Prior to joining Beacon, she served as Chief Medical and Development Officer, Head of Clinical Development at Gyroscope Therapeutics, a biotechnology company working on ophthalmic gene therapies, from December 2019 to July 2022. Dr. Waheed received her M.D. from the Aga Khan University Medical School in Pakistan and her M.P.H. from the Harvard School of Public Health. Dr. Waheed completed her residency and retina fellowship at the Harvard Medical School / Massachusetts Eye and Ear Infirmary.

Jeffrey Heier, M.D. has served as our Chief Scientific Officer since February 2024. Dr. Heier previously served as a member of our board of directors from September 2015 until February 2024. Since 1998, Dr. Heier has worked as a vitreoretinal specialist at Ophthalmic Consultants of Boston, or OCB, a large multi-specialty ophthalmology practice with several offices in the Boston, Massachusetts area. He served as Co-President and Medical Director from 2016 to 2020, the Director of Vitreoretinal Service of OCB since 2009 and the Director of Retina Research at OCB since 2011. He is a partner of the Boston Eye Surgery and Laser Center and was previously a partner of the Cape Cod Eye Surgery and Laser Center and the Plymouth Eye Surgery and Laser Center.  Dr. Heier has served in leadership roles of several professional organizations including as an executive board member and past president of each of the New England Ophthalmological Society and the Retina Society (where he remains as a member of the Executive  Board), and he previously served as a board member of American Society of Retina Specialists from 2011 to 2024. Dr. Heier holds a B.S. in Biochemistry from Brandeis University and an M.D. from the Boston University School of Medicine. Dr. Heier completed his vitreoretinal fellowship at OCB / Tufts School of Medicine and served as a physician in a Combat Support Hospital in the Persian Gulf War, for which he was awarded a Bronze Star.

Peter K. Kaiser, M.D. has served as our Chief Development Officer since October 2024. Dr. Kaiser previously served as our Medical Director from February 2024 until September 2024 and Chief Medical Advisor – Retina from June 2022 until February 2024. Since 2011, Dr. Kaiser has served as the chair of ophthalmology research and a professor of ophthalmology at the Cleveland Clinic Lerner College of Medicine and as a staff surgeon. Since 2024, Dr. Kaiser has served as consulting staff at the Cleveland Clinic. Dr.

Kaiser has served on the board of directors of AAVantgarde Bio, a privately-held biotechnology company, since September 2023. Dr. Kaiser has been elected and previously served as the Retina Subspecialty Day board chairman for the American Academy of Ophthalmology Annual Meeting, and as a member of the board of directors of the American Society of Retina Specialists, and is a member of the Retina Society, Macula Society, EURETINA and American Ophthalmological Society. Dr. Kaiser received an A.B. from Harvard College and an M.D. from Harvard Medical School.  Dr. Kaiser completed his vitreoretinal fellowship at Bascom Palmer Eye Institute.

Todd D.C. Anderman has served as our Chief Legal Officer and Secretary since October 2024. Prior to joining Ocular Therapeutix, Mr. Anderman provided general legal services to biotechnology companies from February 2024 to September 2024 as founder and sole member of Anderman LLC, a legal practice. He previously served as Senior Vice President, Chief Legal Officer and Secretary of IVERIC bio, Inc., or IVERIC, a biopharmaceutical company, from January 2023 until August 2023; as Senior Vice President, General Counsel and Secretary from January 2021 to December 2022; as Vice President, General Counsel and Secretary from February 2018 to December 2020 and in other roles since he joined IVERIC in April 2015.  Prior to joining IVERIC, he served as a Counsel and a Senior Associate in the Corporate group of Wilmer Cutler Pickering Hale and Dorr LLP, a law firm, from April 2012 to April 2015; and an Associate in the Corporate group of Cravath, Swaine & Moore LLP, also a law firm, from October 2007 to April 2012. Mr. Anderman received a B.A. in Government and Philosophy from the College of Arts & Sciences at Cornell University and a J.D. from the University of Pennsylvania Law School.

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Our “named executive officers”, or NEOs, for the year ended December 31, 2024 were as follows: Dr. Dugel, our Executive Chairman, President and Chief Executive Officer, Dr. Heier, our Chief Scientific Officer, Dr. Kaiser, our Chief Development Officer and Mr. Mattessich, our former President and Chief Executive Officer. Mr. Mattessich served as our President and Chief Executive Officer until April 14, 2024 when Dr. Dugel became our President and Chief Executive Officer while also continuing as our Executive Chairman.

Prior to December 31, 2024, we were considered a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and have been permitted to provide scaled compensation disclosure intended to comply with the requirements applicable to smaller reporting companies. As a result, in accordance with SEC guidance, we are permitted to continue to comply, and have continued to comply, with the scaled disclosure requirements applicable to smaller reporting companies in this proxy statement. Although the SEC guidance permits us to follow the rules applicable to a smaller reporting company for purposes of this proxy statement, we are committed to providing the compensation disclosure necessary to enable shareholders to understand our compensation plans, plan design and programs, as well as 2024 compensation decisions made by the compensation committee and board of directors, and to make informed voting decisions.  We expect to provide non-scaled disclosure commencing with our Quarterly Report on Form 10-Q for the period ended March 31, 2025.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2024 and 2023.

						All Other
				Stock	Option	Compensation
Name and principal position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Awards ($)(1)	($)(2)	Total ($)
Pravin U. Dugel, M.D.	2024	464,538	886,100	8,293,296	8,873,113	57,783	18,574,830
Executive Chair, President and Chief Executive Officer (3)

Antony Mattessich(4)	2024	245,550	—	934,472	2,004,744	5,597,598	8,782,364
Former President and Chief	2023	686,400	459,545	684,044	1,443,721	3,002	3,276,712
Executive Officer

Jeffrey S. Heier, M.D. (5)	2024	365,064	220,000	3,875,988	2,116,553	21,568	6,599,173
Chief Scientific Officer

Peter Kaiser, M.D. (6)	2024	365,054	242,000	3,875,988	2,116,553	29,753	6,629,358
Chief Development Officer
(1)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 3, 2025, regarding assumptions underlying the valuation of equity awards.
(2)	The compensation included in the “All Other Compensation” column consists of $2,500 related to 401(k) match in 2024 for Dr. Dugel and Mr. Mattessich and 2023 for Mr. Mattessich; “gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $126 and $502, respectively, in 2024 and 2023 for Mr. Mattessich; gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $283, $236 and $236 for Dr. Dugel, Dr. Heier and Dr. Kaiser in 2024, respectively; legal fee reimbursements in the amount of $55,000, $9,450, $13,475 and $13,475 for Dr. Dugel, Mr. Mattessich, Dr. Heier and Dr. Kaiser in 2024, respectively; severance payments of $474,945, accrued vacation pay of $18,778 and approximately $5.1 million for the fair value of the accelerated vesting of stock options and RSUs triggered by Mr. Mattessich’s separation from our company; $7,857 of fees paid in cash to Dr. Heier for his service on our board of directors until February 21, 2024, when he resigned from our board of directors and became an employee upon his appointment as our Chief Scientific Officer; and $16,042 of fees paid in cash to Dr. Kaiser for his consulting services until he became an employee upon his appointment as Medical Director effective February 21, 2024.
(3)	Dr. Dugel has served as Executive Chair since February 21, 2024 and was appointed President and Chief Executive Officer upon the resignation of Mr. Mattessich. For additional information regarding Dr. Dugel’s bonus, please see “Annual Performance-Based Compensation” below. For additional information regarding Dr. Dugel’s 2024 compensation and 2025 compensation, please see “Dr. Dugel’s Initial Executive Chairman Compensation Package” and “Dr. Dugel’s Updated CEO Compensation Package” below.

(4)	Mr. Mattessich also served as a member of our board of directors until his resignation from our company on April 14, 2024. Mr. Mattessich did not receive any additional compensation for his service as a director during the years ended December 31, 2023 or 2024. His 2024 salary reflects his annualized base salary, pro-rated for the period he remained employed with the company in 2024. “All other compensation” includes the amounts Mr. Mattessich received upon his separation from the company as described above under Note 2. For additional information regarding Mr. Mattessich’s separation from the company and corresponding compensation, please see “Potential Payments Upon Termination or Change in Control Transaction” below.
(5)	Dr. Heier was appointed as our Chief Scientific Officer effective February 21, 2024. On October 1, 2024, Dr. Heier’s compensation was retroactively adjusted effective as of July 1, 2024, to reflect his full-time status and we granted Dr. Heier a supplemental stock option and RSU award. For additional information regarding Dr. Heier’s compensation, please see “Dr. Heier’s and Dr. Kaiser’s Initial Part-Time Compensation Packages” and “Dr. Heier’s and Dr. Kaiser’s Updated Full-Time Compensation Packages” below.
(6)	Dr. Kaiser was appointed as our Medical Director effective February 21, 2024. He was appointed as our Chief Development Officer effective October 1, 2024. On October 1, 2024, Dr. Kaiser’s compensation was retroactively adjusted effective as of July 1, 2024, to reflect his full-time status and we granted Dr. Kaiser a supplemental stock option and RSU award. For additional information regarding Dr. Kaiser’s compensation, please see “Dr. Heier’s and Dr. Kaiser’s Initial Part-Time Compensation Packages” and “Dr. Heier’s and Dr. Kaiser’s Updated Full-Time Compensation Packages” below.

Narrative Disclosure to Summary Compensation Table

This narrative disclosure section describes the philosophy, objectives, process, and structure of our 2024 executive compensation program as well as updates that were made to Dr. Dugel’s compensation in early 2025 related to his change in role and responsibilities when he became our President and Chief Executive Officer in April 2024. This narrative disclosure section also discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers. In addition, this narrative disclosure section outlines the response to our outreach efforts to our stockholders regarding our compensation program following the new changes that were made to Dr. Dugel’s compensation package. This narrative disclosure is intended to be read in conjunction with the preceding Summary Compensation Table and the tables that immediately follow this section, which provide further historical compensation information for our 2024 NEOs, as well as compensation determinations that were made in early 2025 based on 2024 performance.

Executive Summary

We are a fully-integrated biopharmaceutical company committed to redefining the retina experience. In 2024, we achieved a number of significant company milestones, including the following, which impacted executive compensation:

-	In February 2024, we randomized the first patient in the SOL-1 clinical trial and completed randomization for the SOL-1 trial in December 2024, with 344 patients randomized, well in advance of both internal and external expectations.
-	In April 2024, we released 40-week data from the HELIOS trial of AXPAXLI in non-proliferative diabetic retinopathy.
-	In April 2024, we released top-line data from our Phase 2 clinical trial of OTX-TIC for open angle glaucoma, or OAG.
-	In July 2024, we activated the first site for the SOL-R clinical trial and randomized the first patient in the SOL-R trial in November 2024.
-	In August 2024, we received written FDA feedback through a Type C meeting process to inform the design of SOL-R and our overall Phase 3 pivotal program for AXPAXLI in wet AMD.
-	In December 2024, we received further written feedback from the FDA confirming that SOL-R should be appropriate as a second adequate and well-controlled trial in support of our potential new drug application for AXPAXLI in wet AMD.
-	We continued to execute to plan with our commercial product, DEXTENZA, in terms of both revenue targets and maintaining reimbursement coverage.

In February 2025, as part of our annual compensation review process, based on the foregoing and other achievements and in recognition of the increased responsibilities Dr. Dugel undertook when he became our President and Chief Executive Officer, our board of directors approved a new compensation package for Dr. Dugel. More than half of the shares underlying the equity component of the new compensation package may only be earned based on rigorous stock-price performance criteria, and, absent a change in control or other specified termination event, only if Dr. Dugel remains engaged as an employee of Ocular over a three-year period. We believe Dr. Dugel’s compensation package appropriately aligns his interests with our stockholders over at least the next three-year period, incentivizing his and the company’s performance and providing significant retentive value.  Following adoption of the new compensation package, we reached out to our top 20 largest stockholders, providing an opportunity for stockholders to meet with a member of our board of directors to discuss compensation-related topics, including Dr. Dugel’s updated compensation package.  Our compensation committee chair met with one of our institutional shareholders, who accepted our invitation to engage and hear the board’s perspective on the structure and design approach for the new compensation package. As part of the outreach effort, we also received positive feedback from several of our largest stockholders, who viewed the changes to Dr. Dugel’s compensation as aligned with their long-term interests.

Compensation and Governance Program Highlights

We believe our compensation and governance programs incorporate market best practices where appropriate for our company, based on the current stage of our business. The following chart provides a summary of some of the practices we use to align our programs with our stockholders’ interests, as well as several potentially problematic practices we avoid:

What We Do	√ Pay-for-performance philosophy and culture - significant portion of CEO compensation is “at risk” and based on company performance
√ Performance stock unit and performance stock option awards with ambitious stock price hurdles and three-year service criteria for our chief executive officer
√ Director-led stockholder outreach with thoughtful consideration of feedback received

√ Objective performance criteria for corporate objectives forming the core component of our annual performance-based cash bonus program based on key strategic, operational, financial and other company goals for the coming year

√ Conduct annual non-binding, advisory stockholder vote to approve NEO compensation, which we refer to as our “say-on-pay” vote
√ Clawback policy for executive officers applicable to both cash and equity incentive compensation
√ Strategic use of shares under our long-term incentive program
√ Regularly consult with an independent advisor on compensation levels and practices
What We Don’t Do
X No pledging of company stock permitted other than pledges in certain limited, pre-approved circumstances
X No excise tax gross-up provisions in employment contracts

X No backdating or repricing of stock option awards
X No supplemental executive retirement plans
X No highly leveraged incentive plans that encourage excessive risk taking
X No excessive perquisites

Compensation Philosophy and Objectives

The primary objectives of our executive compensation program, as determined by our compensation committee, are to:

-	attract, retain and motivate experienced and talented executives;
-	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value;
-	promote the achievement of key strategic, developmental and operational performance measures by linking compensation to the achievement of measurable corporate goals; and
-	provide an opportunity for executives to realize value over the long-term based on company performance and appreciation in our stock price.

To achieve these objectives, the compensation committee evaluates our executive compensation program and seeks to set compensation at levels that are appropriate based on each executive’s level of experience, performance, growth potential and job responsibility and that the compensation committee believes are competitive with other companies in our industry that compete with us for executive talent. In addition, our executive compensation program reinforces a pay-for-performance culture by tying a significant portion of each executive’s overall compensation to the achievement of key corporate and individual goals and the value of our stock.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

-	base salary;
-	annual performance-based compensation, also referred to as annual bonuses; and
-	long-term equity incentive awards.

Our approach with respect to each of these elements is described below. Our objective in allocating between short-term compensation, including base salary and annual bonuses, on the one hand, and long-term equity incentive awards, on the other hand, is:

-	to ensure adequate currently-paid base compensation to attract and retain talent;
-	to provide rewards for meeting near-term business goals; and
-	to provide incentives to align the interests of our management with those of our stockholders by incentivizing our executives to take steps to maximize our long-term value.

We also provide our NEOs with broad-based health and welfare benefits and severance and change in control benefits, which are described in greater detail below under “Employment Agreements with Executive Officers” as well as a 401(k) retirement plan, which is described in greater detail under “401(k) Plan”.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our executive officers typically are established through arm’s length negotiation at the time the executive is hired or promoted, taking into account the position for which the executive is being considered and the executive’s qualifications and prior experience, and is generally set out in a written agreement with each executive officer entered into at the time of such executive officer’s hiring. In the case of Dr. Dugel, his base salary was adjusted in February 2025 based on the significant increase in responsibilities he undertook when he agreed to become President and Chief Executive Officer in April 2024. Dr. Dugel’s compensation package had not previously been adjusted from the terms that were established when he joined the company as Executive Chairman in February 2024.  Each NEO’s base salary has been approved by our compensation committee and our board of directors. None of our NEOs is currently party to any agreement that provides for automatic or scheduled increases in base salary.

We generally evaluate our executive officers’ base salaries annually. In evaluating our executive officers’ base salaries, including in connection with the adjustments made to Dr. Dugel’s compensation in February 2025, our compensation committee also considers the individual contributions made by, and performance of, the executive during the prior year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our peer group and where the executive’s salary falls in the salary range presented by that data, as well as any additional input from our compensation consultant. We do not provide for any formulaic base salary increases for our executive officers.

Annual Performance-Based Compensation

We do not have a formal performance-based bonus plan. Our annual bonus program, however, emphasizes pay-for performance and rewards our executives for the achievement of specified annual corporate goals, which form the primary basis for the bonus program. Each year, senior management proposes a set of corporate goals for the coming year based on our strategic business plan. Our full board of directors reviews and discusses the goals, making any modifications it deems appropriate prior to finalization. The corporate goals cover various clinical, commercial and operational matters and are designed to require significant effort and operational success on the part of our executives and employees to be achieved. The board of directors retains discretion, both positive and negative, to make adjustments to payouts under our bonus program based on both corporate and individual executive performance.

The target amount for annual bonuses for each executive officer, expressed as a percentage of such executive officer’s base salary, is established through arm’s length negotiation at the time the executive is hired or promoted. The target percentages, which have been approved by our compensation committee and our board of directors were derived from peer group data that the compensation committee then interpreted to match the level of qualification and experience of the executive officer as well as based on internal comparisons. Our compensation committee has approved, and may in the future approve, increases to an executive officer’s target percentage for short-term annual bonuses in connection with a promotion or as part of the annual compensation review process or as it otherwise deems appropriate from time to time.

Based on our corporate performance for 2024, our compensation committee and board of directors approved bonus payouts based on 110% of target to each of our NEOs in early 2025 as part of our annual compensation review process. In determining that our performance warranted payments above 100% of target, the compensation committee and board of directors considered the achievement of certain stretch goals that demonstrated above and beyond progress, exceeding our planned objectives for 2024. The target annual bonuses for, and actual annual bonuses paid to, our NEOs for 2024 were as follows:

(1)
Name(1)	Target (as a % of base salary)	Target (in $)	Achievement	Payout (in $)
Pravin U. Dugel	65%	351,000	110%	386,100
Peter K. Kaiser	55%	220,000	110%	242,000
Jeffery Heier	50%	200,000	110%	220,000
(1)	The target annual bonus opportunity for Mr. Mattessich was set at 65% of his annual base salary. His employment with the company ended prior to the end of the year and as a result Mr. Mattessich was not eligible to receive a bonus payout.

As part of his updated compensation package, Dr. Dugel received a supplemental payment in early 2025 of $500,000 intended to approximate the additional base salary and bonus that Dr. Dugel would have received for 2024 if his compensation had been adjusted in connection with the increase in his duties and responsibilities when he assumed the role of President and Chief Executive Officer in April 2024. The target annual bonus amount and actual annual bonuses paid to both Dr. Kaiser and Dr. Heier were pro-rated to reflect the portion of the year during which they were not employed by us.

Equity Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentive compensation to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity awards with a time-based or performance-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the applicable vesting or performance period.

To date, we have used equity awards both to compensate our executive officers in the form of new hire grants in connection with the commencement of employment, as well as to provide additional, ongoing long-term incentives to our executive officers as the roles and responsibilities of the executive has changed and as our business has developed. In the future, we generally plan to continue to grant equity awards on an annual basis to our executive officers, although as part of the changes that were made to his compensation package in early 2025, as further described below, Dr. Dugel will not be eligible for an annual equity award in 2026.

The size and vesting terms of equity awards for each new executive hire are established through arm’s length negotiation at the time the executive is hired or promoted, taking into account the position for which the executive is being considered and the executive’s qualifications, prior experience, and the company’s market capitalization at the time of negotiation, as well as external factors such as market demand.

Typically, the stock options granted annually to our executive officers vest in equal monthly installments over a period of four years and the restricted stock units granted to our executive officers vest over a period of three years, with one-third of the shares underlying the RSUs vesting on the one-year anniversary of the grant date and an additional one-third of shares underlying the RSUs vesting at the end of each successive one-year period thereafter. For new-hire grants, stock options granted to our executive officers may contain a cliff-vesting provision, with the option only vesting with respect to the first 25% of the shares underlying the award on the one-year anniversary of the grant, and vesting in equal monthly installments thereafter. From time to time, we may grant awards that are subject to alternative vesting periods or performance-based vesting criteria, such as the performance-based vesting criteria included in certain of Dr. Dugel’s 2025 equity compensation awards. Vesting ceases upon termination of service to the company, and exercise rights for options cease shortly thereafter. Prior to the exercise of a stock option or settlement of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such award, including voting rights or the right to receive dividends or dividend equivalents. We have historically granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by reference to the closing market price of our common stock on such date. For equity awards for new executive hires, the awards are generally granted on the first day of employment. For annual equity awards, the awards are granted on the date the board of directors approve such awards following the annual compensation review process and recommendation by our compensation committee. During the last fiscal year, neither the board of directors nor the compensation committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Compensation Determination Process

Role of the Compensation Committee

Our compensation committee oversees our executive compensation program. The committee currently consists of three members of our board of directors: Mr. Warden, the committee’s chair, Dr. Lindstrom, and Ms. Williams.

Each member of our compensation committee has extensive experience in our industry and is an “independent” director under applicable Nasdaq and SEC rules and an “outside director” under Internal Revenue Service rules. Our compensation committee uses its judgment and experience, in consultation with our independent compensation consultant, when determining the amount and appropriate mix of compensation for each of our executive officers. Pursuant to the authority granted to our compensation committee under its charter, our compensation committee generally approves the initial grant of individual equity awards to our executive officers. In the case of annual compensation determinations, our compensation committee generally reviews these determinations and makes recommendations to our board of directors, who ultimately approve the annual awards, including salary increases, annual bonuses and annual equity awards.

The compensation committee periodically evaluates the need for revisions to our executive compensation program to ensure our programs are appropriate given the stage and status of our business and are competitive with the companies with which we compete for executive talent.

Role of Chief Executive Officer

Each year our chief executive officer evaluates each other executive officer’s performance for the completed year. This process leads to a recommendation by our chief executive officer to the compensation committee with respect to each executive officer, other than himself, as to:

-	the level of performance and contributions made by our NEOs, including individual performance and eligibility to participate in our annual bonus program;
-	the relative positioning of base salaries compared to the applicable peer group benchmarks; and
-	whether or not equity awards should be made and the recommended amounts.

Our chief executive officer also provides a recommendation to the compensation committee and our board of directors regarding the company’s performance against our annual corporate goals, following which, our board of directors makes its own determination of the company’s performance against our annual corporate goals. Our compensation committee may exercise discretion to recommend adjustments to the payout of annual bonus awards based on an evaluation of our overall performance, irrespective of corporate goal achievement.

The recommendations of our chief executive officer for NEOs other than himself are reviewed by the compensation committee and taken into account, together with the compensation committee’s determination of the company’s performance against our annual corporate goals, when making a recommendation to our board regarding the overall compensation packages for our executive officers. In making its determinations and recommendations, the compensation committee generally meets with our independent compensation consultant, in executive session, without any members of management present. Dr. Dugel does not have any control over setting the amount or mix of his compensation package and is not present when the compensation committee or the full board discusses his compensation.

The process that resulted in the adjustments to Dr. Dugel’s compensation that were approved in February 2025 is described in more detail below under “Dr. Dugel’s Updated CEO Compensation Package.”  The determination of Dr. Heier’s and Dr. Kaiser’s compensation took place in two steps, initially when they each became part-time employees in February 2024, and with updates made in October 2024 when they each became full-time employees.

Use of Compensation Consultants

Our compensation committee considers executive compensation data from U.S. companies in the biotechnology and pharmaceutical industries to help guide its executive compensation decisions for NEOs at the time the NEO is hired and thereafter for annual compensation reviews or as otherwise needed. Our compensation committee retains the services of Aon to provide this data and to advise the committee generally on our compensation and governance programs. Although the compensation committee considers the advice and recommendations from Aon when reviewing executive compensation, the compensation committee ultimately makes its own independent decisions about these matters.

None of the compensation committee members and none of our executive officers or directors have any personal relationship with Aon. In addition to the compensation consulting services provided by Aon to the compensation committee, we participate in and pay for Aon’s Global Life Sciences Survey and we receive from Aon the results from such survey. With the approval of the compensation committee chair, Aon also provides consulting services to management regarding our non-executive compensation programs to ensure policy alignment between our executives and non-executive employees given the importance of teamwork across all aspects of the organization to reach our business goals.

The compensation committee reviewed its relationship with Aon during 2024 and again in 2025, and both times determined that Aon’s work for the compensation committee did not raise any conflicts of interest and has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and Nasdaq.

Use of Peer Groups

Our compensation committee uses peer groups to gather data to compare with our existing executive compensation practices and to guide compensation decisions. The compensation committee considers peer group and other industry compensation data, including survey data, as well as the recommendations of our compensation consultant when making decisions related to executive compensation, giving consideration to the competitiveness of our compensation program, internal perceptions of equity and individual circumstances. As such, the committee utilizes the peer group as one of several reference points and therefore does not aim to benchmark our executive pay levels to any particular percentile of the peer group.

Working with Aon, the compensation committee reviews and adjusts our peer group in the later part of each year for upcoming annual pay decisions, which are typically made in early February of each year. Decisions and recommendations made throughout 2024 regarding salaries, target annual bonus opportunities and long-term equity incentive awards, including with respect to Dr. Dugel’s initial compensation package and Dr. Heier’s and Dr. Kaiser’s initial and updated compensation packages, were made by our compensation committee by reference to our 2024 peer group, which was established at the end of 2023.

Considering our significant market capitalization growth achieved in 2024, the compensation committee worked with its independent compensation consultant to update the peer group to ensure the peer group benchmarks reflected comparable peers to maintain competitiveness of our compensation program. Decisions made in early 2025, including with respect to Dr. Dugel’s updated compensation package and updated compensation for other executive officers, were made by our compensation committee by reference to our 2025 peer group, which was established at the end of 2024. Accordingly, we provide information regarding both our 2024 and 2025 peer groups here.

2024 Peer Group

In December 2023, our compensation committee sought to identify companies that fit the following criteria:

-	biotechnology or pharmaceutical industry that are at the NDA/BLA or early commercial stage;
-	market capitalization in the range of $100 million to $600 million;
-	revenue below $200 million; and
-	between 100 and 850 employees.

Based on these criteria, the compensation committee retained twelve companies from our 2023 peer group, and, after considering a number of companies meeting these criteria, identified seven additional companies for our 2024 peer group. The seven companies removed from our 2023 peer group were Aerie Pharmaceuticals, Collegium Pharmaceutical, IVERIC bio, Omeros, Oyster Point Pharma, RVL Pharmaceuticals, and Sorrento Therapeutics. Of the seven companies removed from our 2023 peer group, four were removed due to their market capitalizations being outside of our criteria and three were removed due to acquisitions. Although not a firm requirement, our compensation committee seeks to develop a peer group where our market capitalization is roughly in line with the median. Our market capitalization placed us slightly above the median market capitalization of our 2024 peer group at the time our 2024 peer group was finalized.

Our 2024 peer group consisted of the following nineteen companies:

4D Molecular Therapeutics*	Coherus BioSciences	MacroGenics*
Akebia Therapeutics*	Esperion Therapeutics*	Rigel Pharmaceuticals
Anika Therapeutics	Evolus*	Seres Therapeutics
Aura Biosciences	EyePoint Pharmaceuticals	Travere Therapeutics
bluebird bio*	Harrow*	Vanda Pharmaceuticals
Cara Therapeutics	Heron Therapeutics
Clearside Biomedical	Kodiak Sciences

*New company for 2024 peer group.

2025 Peer Group

In December 2024, considering significant market capitalization growth realized by the company in 2024, the compensation committee sought to identify companies that fit the following criteria:

-	biotechnology or pharmaceutical industry that are at the NDA/BLA or early commercial stage;
-	market capitalization in the range of $600 million to $5 billion;
-	revenue below $200 million; and
-	between 100 and 850 employees.

Based on these criteria, the compensation committee retained six companies from our 2024 peer group, and, after considering a number of companies meeting these criteria, identified twelve additional companies for our 2025 peer group. There were thirteen companies removed from 2024 peer group:  4D Molecular Therapeutics, Akebia Therapeutics, Anika Therapeutics, bluebird bio, Cara Therapeutics, Clearside Biomedical, Coherus BioSciences, Heron Therapeutics, Kodiak Sciences, MacroGenics, Rigel Pharmaceuticals, Seres Therapeutics, and Vanda Pharmaceuticals.  These companies were removed from our peer group because none of them met our market capitalization criteria and a portion did not meet the criteria for either stage of development or number of employees. Although not a firm requirement, our compensation committee seeks to develop a peer group where our market capitalization is roughly in line with the median. Our market capitalization placed us slightly above the median market capitalization of the 2025 peer group at the time our 2025 peer group was finalized.

Our 2025 peer group consists of the following eighteen companies:

Agios Pharmaceuticals*	Esperion Therapeutics	Ligand Pharmaceuticals*
ANI Pharmaceuticals*	Evolus	Phathom Pharmaceuticals*
Apellis Pharmaceuticals*	EyePoint Pharmaceuticals	SpringWorks Therapeutics*
Ardelyx*	Geron*	Tarsus Pharmaceuticals*
Aura Biosciences	Harrow	Travere Therapeutics
Day One Biopharmaceuticals*	ImmunityBio*	Vericel*

*New company for 2025 peer group.

Dr. Dugel’s Initial Executive Chairman Compensation Package

In February 2024, we entered into an employment agreement with Dr. Dugel upon the commencement of his employment with us as our Executive Chairman. Under Dr. Dugel’s agreement, he was entitled to receive an initial annual base salary of $540,000 and a target annual bonus of 65% of his annual base salary.

Pursuant to Dr. Dugel’s agreement, we granted Dr. Dugel a stock option to purchase up to 1,282,469 shares of our common stock under our 2021 Stock Incentive Plan at a per share exercise price of $9.70, which was the closing price of our common stock on the date of grant, February 21, 2024, and a restricted stock unit award representing the right to receive 854,979 shares of our common stock. Subject to Dr. Dugel’s continued service, his initial option award vests in equal monthly installments over a four-year period, and his initial RSU award vests in equal quarterly installments over a three-year period. The grant date fair value of Dr. Dugel’s initial stock option award was approximately $6.9188 per share, as determined in accordance with ASC Topic 718, for a total value of approximately $8,873,113. The grant date fair value of Dr. Dugel’s initial restricted stock unit award was approximately $9.70 per share, for a total value of approximately $8,293,296.

Dr. Dugel’s Updated CEO Compensation Package

In February 2025, as part of its annual compensation review and in consultation with its independent compensation consultant, our board of directors approved an updated compensation package for Dr. Dugel. This package reflects the expanded duties and responsibilities assumed by Dr. Dugel when he accepted the positions of President and Chief Executive Officer of the company in April 2024. Dr. Dugel’s compensation package had not previously been adjusted from the terms that were established when Dr. Dugel joined as Executive Chairman in February 2024.

Base Salary and Annual Bonus

As part of this new compensation package for Dr. Dugel, our board directors approved an annual base salary of $819,200 and a target annual bonus of 75% of his annual base salary, effective for 2025. In recognition of our company’s performance in 2024, the board of directors approved a bonus of $386,100 (110% of target) for 2024 performance based on Dr. Dugel’s initial base salary and target annual bonus percentage, and a one-time additional bonus of $500,000, intended to approximate the additional base salary and bonus that Dr. Dugel would have received for 2024 if his compensation had been adjusted in connection with the increase in his duties and responsibilities when he assumed the role of President and Chief Executive Officer in April 2024.

Long-Term Equity Awards Including Performance-Based Equity Awards

The board of directors also approved for Dr. Dugel long-term equity awards under our 2021 Stock Incentive Plan designed to align his interests with those of our stockholders and incentivize his continued commitment and contributions to advancing our strategic objectives and continued growth. In line with our overall pay-for-performance compensation approach, the majority of the equity awards are tied to stock price performance hurdles and provide value for Dr. Dugel only if stockholders realize substantial investment appreciation, requiring Dr. Dugel’s continued service at least through the third anniversary of the grant date, unless there is an intervening “corporate change”, termination by the company without “cause” or resignation by Dr. Dugel for “good reason” (as such terms are defined in Dr. Dugel’s employment agreement). In connection with the grant of the equity awards, Dr. Dugel agreed and acknowledged that, notwithstanding the terms of his employment agreement, he would not be entitled to, and the company would not be obligated to grant Dr. Dugel, an annual equity award for 2026. The board of directors reaffirms that it does not intend to grant Dr. Dugel an annual equity award for 2026.

The approved 2025 equity awards for Dr. Dugel include:

-	a restricted stock unit award representing the right to receive 1,250,000 shares of our common stock that vests in equal annual installments over a three-year period from the date of grant;
-	a performance stock unit award that provides an opportunity to earn up to 1,500,000 shares of our common stock that will vest based upon the achievement of stock price hurdles; and
-	a performance stock option award representing the opportunity to purchase up to 2,750,000 shares of our common stock at an exercise price of $7.44 per share, which was the closing sale price of our common stock on the date of grant, February 11, 2025, that will vest based upon the achievement of stock price hurdles.

The performance stock option award approved by our board of directors is contingent upon stockholder approval of Proposal 3 to increase the number of shares available under our 2021 Stock Incentive Plan. In the event that stockholders do not approve Proposal 3, the performance stock option award will terminate immediately and automatically.

The performance stock unit award and the performance stock option award are each allocated equally across four tranches, which can be earned during a five-year performance period commencing on the award grant date, if our consecutive 60-day closing stock price average meets or exceeds $15.00, $20.00, $25.00 and $30.00 per share, respectively, representing a premium of approximately 102%, 169%, 236% and 303%, respectively, over our closing stock price on the award grant date. No additional shares will vest if a stock price hurdle is attained more than once, and the maximum aggregate number of shares that may be earned under the performance stock unit award and performance stock option award will not exceed the number of shares described above. To incentivize sustained performance and alignment with long-term stockholder interests, shares earned under the performance stock unit award and the performance stock option award during the first three years of the performance period are subject to additional service-based vesting requirements through the third anniversary of the award grant date, subject to certain exceptions described below. The performance stock unit award and the performance stock option award will be forfeited at the end of the five-year performance period with respect to each tranche of shares that corresponds to a stock-price performance hurdle that has not been met at such time.

If Dr. Dugel’s employment with us is terminated by the company without “cause” or if Dr. Dugel resigns with “good reason” or if Dr. Dugel’s employment terminates on account of his death or disability (as such terms are defined in Dr. Dugel’s employment agreement with us and as modified in the applicable equity award agreement), then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, for the restricted stock unit award, the vesting of the award will be accelerated by 18 months and for the performance stock unit award and performance stock option award, the three-year service condition in the awards will be deemed satisfied. In addition, upon any such termination of employment, Dr. Dugel will be entitled to vesting under the performance stock unit award and the performance stock option award with respect to any stock price hurdles that are achieved within the 18 months following the termination of employment, and Dr. Dugel will be entitled to exercise the performance stock option award within three months following the achievement of a stock price hurdle during such 18-month period (or 180 days following achievement of a stock price hurdle if the termination was on account of death or disability).

If Dr. Dugel’s employment with us is terminated by the company without “cause” or if Dr. Dugel resigns with “good reason” or if Dr. Dugel’s employment terminates on account of his death or disability, in each case during the period commencing three months prior to, and ending twelve months following, a “corporate change” (as defined in Dr. Dugel’s employment agreement with the us), then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, for the restricted stock unit award, the vesting of the award will be accelerated in full and for the performance stock unit award and the performance stock option award, the three-year service condition will be deemed satisfied, and Dr. Dugel will be entitled to vesting under the awards with respect to any stock price hurdles that have been achieved prior to, or are achieved in connection with, the corporate change. For additional information regarding the severance provisions of Dr. Dugel’s compensation package, please see “Potential Payments Upon Termination or Change in Control Transaction” below.

We performed a calculation of the grant date fair value of each of the restricted stock unit award and performance stock unit award made to Dr. Dugel in February 2025, based on prevailing guidance under ASC Topic 718. The grant date fair value of the restricted stock unit award was $7.44 per share under ASC Topic 718, for a total value of approximately $9.3 million. The grant date fair value of the performance stock unit award was approximately $6.21 per share under ASC Topic 718, for a total value of approximately $9.3 million. The aggregate grant date fair value of these two awards is $18.6 million. Because the performance stock option award is contingent upon stockholder approval of Proposal 3 herein, the grant date fair value has not been determined.

We plan to file the full text of the award agreements for these awards as exhibits to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2025 in early May 2025. We encourage stockholders to review the provisions of these agreements in deciding how to vote with respect to both Proposal 2 and Proposal 3 at the upcoming Annual Meeting.

Dr. Heier’s and Dr. Kaiser’s Initial Part-Time Compensation Packages

On February 21, 2024, we entered into employment agreements with Dr. Heier and Dr. Kaiser, under which Dr. Heier agreed to serve as Chief Scientific Officer and Dr. Kaiser agreed to serve as Medical Director, each on a part-time basis. Dr. Heier stepped down from our board of directors at the time he agreed to become our Chief Scientific Officer. During the period between January 1, 2024 and February 21, 2024, Dr. Heier was eligible to receive compensation under our non-employee director compensation plan.

Under their initial employment agreements, each of Dr. Heier and Dr. Kaiser were entitled to receive an initial annual base salary of $250,000 per year, with a target annual bonus of 50% of each of their annual base salaries.  Pursuant to each of their agreements, we granted Dr. Heier and Dr. Kaiser each an initial stock option to purchase up to 366,666 shares of our common stock under our 2021 Stock Incentive Plan at a per share exercise price of $9.70, which was the closing price of our common stock on the date of grant, and an initial restricted stock unit award representing the right to receive 122,222 shares of our common stock.  Subject to each of Dr. Heier’s and Dr. Kaiser’s continued service, their respective initial option awards vest with respect to 25% of the shares underlying the award upon the one-year anniversary of the grant date and in equal monthly installments over the following 36 months, and their respective initial restricted stock unit awards vest in equal quarterly installments over a three-year period. The grant date fair value of Dr. Heier’s and Dr. Kaiser’s initial stock option award was approximately $6.93 per share, as determined in accordance with ASC Topic 718, for a total value of approximately $2,541,761 each.  The grant date fair values of Dr. Heier’s and Dr. Kaiser’s initial restricted stock unit award were approximately $9.70 per share, for a total value of approximately $1,185,553 each.

Dr. Heier’s and Dr. Kaiser’s Updated Full-Time Compensation Packages

Beginning in July 2024, Dr. Heier and Dr. Kaiser each agreed to join us on a full-time basis. Our compensation committee approved changes to Dr. Heier’s and Dr. Kaiser’s compensation, retroactively effective as of July 1, 2024, to reflect their full-time status in October 2024. In October 2024, Dr. Kaiser’s title was also changed to Chief Development Officer. We entered into amendments to each of Dr. Heier’s and Dr. Kaiser’s employment agreements memorializing the updates to their compensation in March 2025.

Under their amended employment agreements, each of Dr. Heier and Dr. Kaiser are entitled to receive an annual base salary of $550,000 per year. The amendment to Dr. Kaiser’s employment agreement increased his target annual bonus to 55% of his annual base salary. On October 2, 2024, we granted Dr. Heier and Dr. Kaiser each a supplemental stock option to purchase up to 200,000 additional shares of our common stock under our 2021 Stock Incentive Plan at a per share exercise price of $9.31, which was the closing price of our common stock on the date of grant, and a supplemental restricted stock unit award representing the right to receive an additional 100,000 shares of our common stock. Subject to each of Dr. Heier’s and Dr. Kaiser’s continued service, their respective supplemental stock option awards vest in equal monthly installments over a 48-month period, and their respective supplemental restricted stock unit awards vest in equal annual installments over a three-year period. The grant date fair value of Dr. Heier’s and Dr. Kaiser’s supplemental stock option award was approximately $6.67 per share, as determined in accordance with ASC Topic 718, for a total value of approximately $1,334,227. The grant date fair value of Dr. Heier’s and Dr. Kaiser’s supplemental restricted stock unit award was approximately $9.31 per share, for a total value of approximately $931,000. These supplemental equity awards were intended to not only recognize their increased time commitments but also to take the place of any annual equity awards Dr. Heier or Dr. Kaiser would have otherwise received at the beginning of 2025 as part of our annual compensation review. As such, neither Dr. Heier nor Dr. Kaiser received grants of additional equity awards in February 2025 as part of our annual compensation review and grant cycle.

In February 2025, we paid a discretionary annual cash bonus of $220,000 to Dr. Heier and $242,000 to Dr. Kaiser in recognition of our overall performance and their respective contributions in 2024. The annual cash bonuses for each of Dr. Heier and Dr. Kaiser were based on their target annual bonus percentages and an overall achievement against our corporate objectives of 110% and were pro-rated to reflect the portion of the year during which they were not employed by us.

For information regarding the severance provisions of Dr. Heier’s and Dr. Kaiser’s compensation packages, please see “Potential Payments Upon Termination or Change in Control Transaction” below.

Mr. Mattessich’s Compensation for 2023 and 2024

In February 2024, Mr. Mattessich’s annualized base salary was increased to $720,034 from $686,400 for 2023. In the first quarter of 2024, we paid a discretionary annual cash bonus of $459,545 to Mr. Mattessich (103% of target) in recognition of his performance in 2023. Due to his departure from the company, we did not pay Mr. Mattessich a discretionary annual cash bonus for his service in 2024.

On February 3, 2024, before Dr. Dugel joined our board of directors, our board of directors granted stock options under the 2021 Plan to each of our executive officers who were providing services to the company at that time.  Each of the option awards has an exercise price of $5.18 per share, which was the closing sale price for our common stock on the date of grant, and a grant date fair value of approximately $3.65 per share, as determined in accordance with ASC Topic 718. Mr. Mattessich received a grant of an option to purchase 549,400 shares at this time.

Also on February 3, 2024, our board of directors granted RSUs under the 2021 Plan to each of our executive officers who were providing services to the company at that time.  Mr. Mattessich received a grant of 180,400 RSUs at this time. The RSUs vest over three years, with one-third of the shares underlying the RSUs vesting on the one-year anniversary of the grant date and an additional one-third of shares underlying the RSUs vesting at the end of each successive one-year period thereafter.

On January 30, 2023, our board of directors granted stock options under the 2021 Plan to each of our executive officers who were providing services to the company at that time.  Each of the option awards has an exercise price of $3.88 per share, which was the closing sale price for our common stock on the date of grant, and a grant date fair value of approximately $2.69 per share, as determined in accordance with ASC Topic 718. The option award vests in approximately equal monthly installments, beginning on the one-month anniversary of the grant date, through the fourth anniversary of the grant date. Mr. Mattessich received a grant of an option to purchase 536,900 shares at this time in January 2023. Also on January 30, 2023, our board of directors granted RSUs under the 2021 Plan to each of our executive officers who were providing services to the company at that time.  Mr. Mattessich received a grant of 176,300 RSUs at this time.  The grant ate fair value of the RSUs was approximately $3.88 per share, for a total value of approximately $684,044. The RSUs vest over three years, with one-third of the shares underlying the RSUs vesting on the one-year anniversary of the grant date and an additional one-third of shares underlying the RSUs vesting at the end of each successive one-year period thereafter.

At the time Dr. Dugel joined our board of directors as executive chairman in February 2024, we entered into an amendment to Mr. Mattessich’s employment agreement to provide that, if his employment were terminated by us without “cause” or if Mr. Mattessich were to resign for “good reason” (as such terms are defined in his employment agreement), we would pay Mr. Mattessich his base salary for a period of 24 months to the extent allowed by applicable law and the terms of the applicable policies; continue to provide him and his eligible dependents with group health insurance for a period of up to 18 months; and accelerate the vesting of his time-based equity awards outstanding at the time of his separation by twelve months or, in the case of all time-based equity awards granted to Mr. Mattessich prior to February 21, 2024, 24 months. For additional information regarding Mr. Mattessich’s severance payments, please see “Potential Payments Upon Termination or Change in Control Transaction” below.

Outstanding Equity Awards as of December 31, 2024

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2024:

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock that
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(1)
Pravin U. Dugel, M.D.	267,176	1,015,293	(2)	9.70	2/21/2034
						641,234	(3)	5,476,138
Antony Mattessich (4)	590,000	—		10.94	5/2/2026
	311,911	—		5.47	5/2/2026
	264,946	—		4.39	5/2/2026
	455,000	—		18.31	5/2/2026
	541,222	—		5.27	5/2/2026
	267,361	—		5.18	5/2/2026

Jeffrey S. Heier, M.D.
	11,363	—		16.64	9/11/2025
	13,500	—		12.05	6/2/2026
	13,500	—		10.71	6/1/2027
	18,000	—		8.14	6/14/2028
	18,000	—		3.90	6/11/2029
	18,000	—		8.75	6/25/2030
	18,000	—		13.51	6/18/2031
	26,800	—		3.43	6/16/2032
	9,666	6,334	(5)	4.25	10/17/2032
	36,000	—		5.31	6/13/2033
	17,350	—		4.30	8/1/2033
	—	366,666	(6)	9.70	6/21/2034
	8,333	191,667	(7)	9.31	10/1/2034
						91,666	(8)	782,828
						100,000	(9)	854,000
Peter Kaiser, M.D.
	129,164	70,836	(10)	3.36	5/16/2033
	—	366,666	(11)	9.70	2/21/2034
	8,333	191,667	(12)	9.31	10/1/2035
						91,666	(13)	782,828
						100,000	(14)	854,000

(1)	Based on the closing price of $8.54 of common stock on December 31, 2024.
(2)	Dr. Dugel’s option to purchase 1,282,469 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(3)	Dr. Dugel’s RSU award represents a right to receive 854,979 shares of common stock, with the shares underlying the RSUs vesting in equal quarterly installments over a three-year period.
(4)	Pursuant to his separation agreement and release with our company, Mr. Mattessich’s stock options and RSUs that vested solely based on continued performance became vested, exercisable and nonforfeitable as of May 2, 2024, with respect to the portion that would otherwise have vested, become exercisable or become nonforfeitable as of May 2, 2026 if he had continued service to our company through May 2, 2026, and the balance of Mr. Mattessich’s awards terminated. As of May 2, 2024, Mr. Mattessich’s stock options are exercisable for a period of 24 months following May 2, 2024.

(5)	Dr. Heier’s option to purchase 16,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(6)	Dr. Heier’s option to purchase 366,666 shares of common stock vests over four years, with 25% of the underlying shares vesting on February 21, 2025, and the remaining shares underlying the option vesting in equal monthly installments thereafter..
(7)	Dr. Heier’s option to purchase 200,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(8)	Dr. Heier’s RSU award represents a right to receive 122,222 shares of common stock, with the shares underlying the RSUs vesting in equal quarterly installments over a three-year period.
(9)	Dr. Heier’s RSU award represents a right to receive 100,000 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal quarterly installments over a three-year period.
(10)	Dr. Kaiser’s option to purchase 200,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(11)	Dr. Kaiser’s option to purchase 366,666 shares of common stock vests over four years, with 25% of the underlying shares vesting on February 21, 2025, and the remaining shares underlying the option vesting in equal monthly installments thereafter.
(12)	Dr. Kaiser’s option to purchase 200,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(13)	Dr. Kaiser’s RSU award represents a right to receive 122,222 shares of common stock, with the shares underlying the RSUs vesting in equal quarterly installments over a three-year period.
(14)	Dr. Kaiser’s RSU award represents a right to receive 100,000 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.

Employment Agreements with Named Executive Officers

We are party to employment agreements with each of our named executive officers. Below is a summary of the key terms of the employment agreements and related amendments we entered into with our named executive officers. Each of these agreements provides that employment will continue until either we or the executive provides written notice of termination in accordance with the terms of the agreement. In addition, each of these agreements prohibits the executives from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter.

Under their respective employment agreements, each named executive officer is entitled to receive a minimum annual base salary and is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives that are determined by our compensation committee or board of directors, in its sole discretion, following the end of each year, calculated as a percentage of the executive officer’s annual base salary. Each of our executive officers is also entitled to separation benefits as described below under the caption “Potential Payments Upon Termination or Change in Control Transaction”.

Dugel Employment Agreement

In February 2024, we entered into an employment agreement with Dr. Dugel upon the commencement of his employment with us as our Executive Chairman. Under Dr. Dugel’s agreement, he is entitled to receive an initial annual base salary of $540,000 and an annual cash bonus, determined by and payable at the sole discretion of the board, with an initial target annual bonus of 65% of his annual base salary, and is eligible to participate in the employee benefit programs generally available to employees of the company.

Pursuant to Dr. Dugel’s agreement, we granted Dr. Dugel (i) a non-statutory stock option to purchase up to 1,282,469 shares of our common stock at a per share exercise price equal to the closing price of our common stock on grant date and (ii) an RSU award representing the right to receive 854,979 shares of our common stock. Subject to Dr. Dugel’s continued employment with us, his option award vests in equal monthly installments over a four-year period, and his RSU award vests in equal quarterly installments over a three-year period.

In February 2025, the board approved a new compensation package for Dr. Dugel to reflect his expanded duties and responsibilities when he accepted the positions of President and Chief Executive Officer of the company in April 2024. Dr. Dugel’s compensation package had not previously been adjusted from the terms that were established when he joined the company as Executive Chairman. For additional information about Dr. Dugel’s new compensation package, see “Dr. Dugel’s Updated CEO Compensation Package” above.

Heier Employment Agreement

In February 2024, we entered into an employment agreement with Dr. Heier upon the commencement of his employment with us as our Chief Scientific Officer. Under Dr. Heier’s initial agreement, he was entitled to receive an initial annual base salary of $250,000 and an annual cash bonus, determined by and payable at the sole discretion of the board, with an initial target annual bonus of 50% of his annual base salary. Pursuant to Dr. Heier’s initial agreement, we granted Dr. Heier (i) a non-statutory stock option to purchase up to 366,666 shares of our common stock at a per share exercise price equal to the closing price of our common stock on grant date and (ii) an RSU award representing the right to receive 122,222 shares of our common stock. Subject to Dr. Heier’s continued service, his option award vests over a four-year period, with 25% of the shares underlying the option vesting on the one-year anniversary of the commencement of his employment and the remainder vesting in equal monthly installments thereafter, and his RSU award vests in equal quarterly installments over a three-year period.

In March 2025, we entered into an amendment to Dr. Heier’s employment agreement to reflect Dr. Heier’s status as a full-time employee. Under the terms of the amended agreement, Dr. Heier is entitled to receive an initial annual base salary of $550,000, effective as of July 1, 2024, and an annual cash bonus, determined by and payable at the sole discretion of the board, with an initial target annual bonus of 50% of his annual base salary, and is eligible to participate in the employee benefit programs generally available to employees of the company.  In connection with Dr. Heier’s transition to service as a full-time employee, on October 2, 2024, we granted Dr. Heier a supplemental stock option to purchase up to 200,000 additional shares of our common stock under our 2021 Stock Incentive Plan at a per share exercise price of $9.31, which was the closing price of our common stock on the date of grant, and a supplemental restricted stock unit award representing the right to receive an additional 100,000 shares of our common stock.

Kaiser Employment Agreement

In February 2024, we entered into an employment agreement with Dr. Kaiser upon the commencement of his employment with us as our Medical Director. Under Dr. Kaiser’s initial agreement, he was entitled to receive an initial annual base salary of $250,000 and an annual cash bonus, determined by and payable at the sole discretion of the board, with an initial target annual bonus of 50% of his annual base salary. Pursuant to Dr. Kaiser’s initial agreement, we granted Dr. Kaiser (i) a non-statutory stock option to purchase up to 366,666 shares of our common stock at a per share exercise price equal to the closing price of our common stock on grant date and (ii) an RSU award representing the right to receive 122,222 shares of our common stock. Subject to Dr. Kaiser’s continued service, his option award vests over a four-year period, with 25% of the shares underlying the option vesting on the one-year anniversary of the commencement of his employment and the remainder vesting in equal monthly installments thereafter, and his RSU award vests in equal quarterly installments over a three-year period.

In March 2024, we entered into an amendment to Dr. Kaiser’s employment agreement to reflect Dr. Kaiser’s status as a part-time employee and to provide for his eligibility to participate in the employee benefit programs generally available to employees of the company.

In March 2025, we entered into a second amendment to Dr. Kaiser’s employment agreement upon the commencement of his employment with us as our Chief Development Officer. Under Dr. Kaiser’s amended agreement, his status is reflected as a full-time employee, and he is entitled to receive an initial annual base salary of $550,000, effective as of July 1, 2024, an annual cash bonus determined by and payable at the sole discretion of the board, with an initial target annual bonus of 55% of his annual base salary, and is eligible to participate in the employee benefit programs generally available to employees of the company.  In connection with Dr. Kaiser’s transition to service as a full-time employee, on October 2, 2024, we granted Dr. Kaiser a supplemental stock option to purchase up to 200,000 additional shares of our common stock under our 2021 Stock Incentive Plan at a per share exercise price of $9.31, which was the closing price of our common stock on the date of grant, and a supplemental restricted stock unit award representing the right to receive an additional 100,000 shares of our common stock.

Potential Payments Upon Termination or Change in Control Transaction

Upon execution and effectiveness of a release of claims, each of our executives will be entitled to severance payments if his or her employment is terminated under specified circumstances in accordance with the terms of their respective employment agreements.

Dr. Dugel. Under the terms of his employment agreement, we have agreed to pay Dr. Dugel his base salary for a period of twelve months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him with group health insurance for a period of twelve months if we terminate Dr. Dugel’s employment without cause or if Dr. Dugel terminates his employment with us for good reason, in each case as such terms are defined in his employment agreement and as modified by his equity award agreements, outside the period commencing from the 90th day prior to a corporate change and ending twelve months following a corporate change. If Dr. Dugel’s employment is terminated by us without cause, is terminated by him for good reason, or is terminated in the event of his death or disability, as defined in his employment agreement, we are obligated to accelerate the vesting of outstanding time-based equity awards held by him by twelve months or, in the case of his equity awards granted on February 22, 2024, by 24 months.

Pursuant to his employment agreement, we have agreed that if we terminate the employment of Dr. Dugel without cause or if he terminates his employment with us for good reason, in each case during his specified change of control period, then we will pay him in a lump sum an amount equal to his base salary for 18 months; pay him an amount equal to one and one-half times his target annual bonus for the year of termination; accelerate in full the vesting of all of Dr. Dugel’s outstanding time-based equity awards; and, to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him with group health insurance for a period of 18 months.

Pursuant to the terms of his new compensation package, we have also agreed that if Dr. Dugel’s employment is terminated by us without cause, is terminated by him for good reason, or is terminated in the event of his death or disability, then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, (i) the vesting of his 2025 time-based RSU award will be accelerated by 18 months and (ii) the three-year service condition in his 2025 performance stock unit award and 2025 performance stock option award (which we refer to together as the Performance Awards) will be deemed satisfied. In addition, upon any such termination of employment, Dr. Dugel will be entitled to vesting under the Performance Awards with respect to any stock price hurdles that are achieved within the 18 months following the termination of employment, and Dr. Dugel will be entitled to exercise the 2025 performance stock option award within three months following the achievement of a stock price hurdle during such 18-month period (or 180 days following achievement of a stock price hurdle if the termination was on account of death or disability). If Dr. Dugel’s employment with the Company is terminated by the company without cause or if Dr. Dugel resigns with good reason or if Dr. Dugel’s employment terminates on account of his death or disability, in each case during the period commencing three months prior to and ending twelve months following a corporate change, as defined in Dr. Dugel’s employment agreement, then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, (i) the vesting of his 2025 time-based RSU award will be accelerated in full and (ii) for the Performance Awards, the three-year service condition will be deemed satisfied, and Dr. Dugel will be entitled to vesting under the Performance Awards with respect to any stock price hurdles that have been achieved prior to, or are achieved in connection with, the corporate change.

Mr. Mattessich. In connection with our former President and Chief Executive Officer Mr. Mattessich’s separation from the company in May 2024 in accordance with the terms of his amended employment agreement and following his execution of a separation and release of claims agreement, Mr. Mattessich was entitled to receive (i) his base salary for 24 months following his last date of employment, or the Separation Date, which totaled $1,440,067 (less all applicable taxes and withholdings); (ii) to the extent allowed by applicable law and the terms of the applicable policies, group health insurance coverage for a period of up to 18 months following the Separation Date; (iii) the acceleration of vesting of his time-based equity awards outstanding as of the Separation Date by 24 months and the extension of the period during which he may exercise all of his outstanding option awards from 3 months to 24 months, subject to any earlier award expiration under the initial terms of the awards, which together totaled $5,019,911 in incremental fair value.

Other Named Executive Officers. Under the terms of their respective employment agreements, we have agreed to pay to each of Dr. Heier and Dr. Kaiser his, as applicable, for a period of twelve months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him with group health insurance for a period of twelve months if we terminate his employment without cause or if he terminates his employment with us for good reason, in each case as defined in his employment agreement, outside a specified change of control period.

Pursuant to their respective employment agreements, we have agreed that if we terminate the employment of either Dr. Heier or Dr. Kaiser, without cause, or if either of them terminates his employment with us for good reason, in each case within twelve months following a corporate change, then in each case we will pay him in a lump sum an amount equal to his base salary for 18 months; pay him an amount equal to one and one-half times his target annual bonus for the year of termination; accelerate in full the vesting of all outstanding time-based equity awards held by him; and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him with group health insurance for a period of 18 months.

Taxation. To the extent that any severance or other compensation payment are made to any of Dr. Dugel, Dr. Heier or Dr. Kaiser pursuant to his employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

Equity Incentive Plans

The five equity incentive plans described in this section are our 2006 Stock Incentive Plan, as amended, or the 2006 Plan; our  2014 Plan; our 2014 Employee Stock Purchase Plan, or the 2014 ESPP; our 2019 Inducement Stock Incentive Plan, as amended, or the 2019 Inducement Plan, and our 2021 Plan. Prior to our initial public offering, which closed on July 30, 2014, we granted awards to eligible participants under the 2006 Plan. Following the closing of our initial public offering, we ceased granting awards under the 2006 Plan and started granting awards to eligible participants under the 2014 Plan. Following the approval of the 2021 Plan in June 2021, we ceased granting awards under the 2014 plan and started granting awards under the 2021 Plan. We are currently granting awards to eligible participants under the 2014 ESPP, the 2019 Inducement Plan and the 2021 Plan.

2006 Stock Incentive Plan

The 2006 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code, non-statutory stock options and stock grants. Our key employees, officers, directors, and consultants, as well as key employees, officers, directors, and consultants of our affiliates and certain other strategic partners, were eligible to receive awards under our 2006 Plan. However, incentive stock options could only be granted to our key employees. The terms of awards were set forth in the applicable award agreements. Our board of directors may amend our 2006 Plan at any time, subject in certain circumstances to stockholder approval. Stockholders may terminate our 2006 Plan at any time. Subject to certain limitations with respect to incentive stock options, our board of directors may accelerate the exercise date of any installment of any option under the 2006 Plan, and may amend the terms or conditions of an outstanding option or stock grant under the 2006 Plan, subject to participant consent of any amendment that is adverse to the participant.

Awards under our 2006 Plan are subject to adjustment in the event of certain corporate transactions affecting our common stock such as stock splits, stock dividends or similar transactions. In the event of a recapitalization or reorganization (other than an acquisition, as described below) pursuant to which our securities or securities of another corporation are issued with respect to outstanding shares of our common stock, a participant, upon exercising or accepting an option or stock grant under the 2006 Plan, will be entitled to receive, for the purchase price, if any, paid upon such exercise or acceptance, the securities which would have been received if such option or stock grant had been exercised or accepted prior to such recapitalization or reorganization.

In the event of an acquisition (as defined in the 2006 Plan) of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding options:

●	make appropriate provision for the continuation of outstanding options by substituting on an equitable basis for the shares then subject to outstanding options either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;
●	upon written notice to participants, provide that all outstanding options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) and that unexercised options will terminate within a specified time period of such notice; or
●	terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

In the event of an acquisition of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding stock grants:

●	make appropriate provisions for the continuation of outstanding stock grants by substituting on an equitable basis for the shares then subject to outstanding stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;
●	upon written notice to participants, provide that all outstanding stock grants must be accepted (to the extent then subject to acceptance) and that unaccepted stock grants will terminate within a specified number of days of the date of such notice; or
●	terminate all outstanding stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grant over the purchase price thereof, if any.

In addition, in the event of an acquisition of us, our board of directors may waive all or any repurchase rights with respect to outstanding stock grants.

As of March 31, 2025, under our 2006 Plan, no awards remained outstanding under our 2006 Plan.  We will not grant any further stock options or other awards under our 2006 Plan. However, any shares of common stock subject to awards under our 2006 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2021 Plan.

2014 Stock Incentive Plan

Our 2014 Plan, which became effective on July 30, 2014, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2014 Plan provided for the grant of incentive stock options, non-statutory stock options, restricted stock awards, RSUs, stock appreciation rights and other stock-based awards. The number of shares of our common stock that were initially reserved for issuance under the 2014 Plan was the sum of (1) 1,244,413 shares, 92,494 shares reserved for issuance under the 2006 Plan that remained available for grant under the 2006 Plan immediately prior to the closing of our initial public offering, and the number of shares of our common stock subject to outstanding awards under our 2006 Plan as of immediately prior to our initial public offering that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, plus (2) an annual increase, to be added on the first day of each fiscal year, continuing until, and including, the fiscal year ending December 31, 2024, equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors.

Our employees, officers, directors, consultants and advisors were eligible to receive awards under the 2014 Plan. However, incentive stock options were only permitted to be granted to our employees.

Awards under the 2014 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified RSUs, no assumption or substitution is permitted, and the RSUs will instead be settled in accordance with the terms of the applicable RSU agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2014 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2025, under our 2014 Plan, there were options to purchase an aggregate of 4,785,501 shares of common stock outstanding at a weighted average exercise price of $8.94 per share. We will not grant any further stock options or other awards under our 2014 Plan. However, any shares of common stock subject to awards under our 2014 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2021 Plan.

2014 Employee Stock Purchase Plan

Our 2014 ESPP, which became effective immediately prior to the closing of our initial public offering, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The number of shares of our common stock reserved for issuance under the 2014 ESPP is the sum of 207,402, plus an annual increase on the first day of each fiscal year, ending with the fiscal year ending on December 31, 2024, in an amount equal to the least of (1) 207,402 shares of our common stock, (2) 0.5% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors. Effective as of each of January 1, 2023 and January 1, 2024, the number of shares issuable under the 2014 ESPP increased, pursuant to the terms of the 2014 ESPP, by an additional 207,402 shares. As of March 31, 2025, the 2014 ESPP provides participating employees with the opportunity to purchase an aggregate of 393,055 shares of our common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2014 ESPP, are eligible to participate in the 2014 ESPP, provided that:

●	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
●	such person has been employed by us or by a designated subsidiary for at least eighty-five (85) days prior to enrolling in the 2014 ESPP; and
●	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2014 ESPP.

No employee may purchase shares of our common stock under the 2014 ESPP and any of our other employee stock purchase plans with an aggregate fair market value (as of the date of the option grant) in excess of $25,000 in any calendar year. In addition, no employee may purchase shares of our common stock under the 2014 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

We had two offering periods under the 2014 ESPP in 2024. The first offering period commenced January 1, 2024, and closed on June 30, 2024, at which time we issued 120,806 shares of our common stock. Our second offering period commenced July 1, 2024, and closed on December 31, 2024, at which time we issued 92,325 shares of our common stock. We plan to continue to have offering periods two times annually, each six months in duration, to purchase stock under the 2014 ESPP. Payroll deductions will be made and held for the purchase of our common stock at the end of each offering period. Our board of directors may, at its discretion, choose a different period of not more than twelve months for offerings.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2014 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2014 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the number and class of securities available under the 2014 ESPP, the share limitations under the 2014 ESPP and the purchase price for an offering period under the 2014 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2014 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2014 ESPP on such terms as our board or committee determines:

●	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
●	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
●	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2014 ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or
●	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2014 ESPP or any portion thereof. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2014 ESPP to fail to comply with Section 423 of the Code. The 2014 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees. On April 17, 2025, our board of directors approved the amended and restated 2014 ESPP to increase the number of shares issuable under the 2014 ESPP by 2,000,000 shares of common stock and to eliminate the provisions related to the annual “evergreen” share increase. Our 2014 ESPP and our Amended and Restated 2014 ESPP, for which we are requesting stockholder approval at the Annual Meeting, are more fully described in Proposal 4 of this proxy statement.

2019 Inducement Stock Incentive Plan

Our 2019 Inducement Plan, which became effective on October 29, 2019, was adopted by our board of directors. Awards under the 2019 Inducement Plan may only be granted to persons who (a) were not previously an employee or director of the company or (b) are commencing employment with the company following a bona fide period of non-employment, in either case as an inducement material to the individual’s entering into employment with the company and in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4). The 2019 Inducement Plan provides for the following types of awards: non-statutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards. Initially, the maximum number of shares of common stock issuable under the 2019 Inducement Plan was 500,000. On December 10, 2020, our board of directors of the company amended the

2019 Inducement Plan to increase the aggregate number of shares issuable under the 2019 Inducement Plan from 500,000 to 1,054,000 shares of common stock. On February 20, 2024, our board of directors amended the 2019 Inducement Plan to increase the aggregate number of shares issuable thereunder from 1,054,000 to 3,804,000 shares of common stock. On April 16, 2024, our board of directors amended the 2019 Inducement Plan to increase the aggregate number of shares issuable thereunder from 3,804,000 to 4,804,000 shares of common stock. On October 4, 2024, our board of directors amended the 2019 Inducement Plan to increase the aggregate number of shares issuable thereunder from 4,804,000 to 6,054,000 shares of common stock.

Our board of directors has delegated authority to our compensation committee to grant awards under the 2019 Inducement Plan.

Awards under the 2019 Inducement Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2019 Inducement Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2019 Inducement Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified RSUs, no assumption or substitution is permitted, and the RSUs will instead be settled in accordance with the terms of the applicable RSU agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2019 Inducement Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2025, under our 2019 Inducement Plan, there were options to purchase an aggregate of 3,833,494 shares of common stock outstanding at a weighted average exercise price of $8.33 per share and RSU awards outstanding for an aggregate of 1,258,515 shares of common stock.  As of March 31, 2025, 635,606 shares were available for issuance under our 2019 Inducement Plan.

2021 Stock Incentive Plan, as amended

Our 2021 Stock Incentive Plan was adopted by our board of directors in April 2021 and approved by our stockholders in June 2021. In April 2022, our board of directors adopted an amendment to the 2021 Stock Incentive Plan, subject to stockholder approval, solely to increase the number of shares issuable under the plan.  This amendment, which we refer to as Amendment No. 1 to the 2021 Plan, was approved by stockholders on June 16, 2022. In April 2023, our board of directors adopted an additional amendment to the 2021 Stock Incentive Plan, subject to stockholder approval, solely to increase the number of shares issuable under the plan.  This amendment, which we refer to as Amendment No. 2 to the 2021 Plan, was approved by stockholders on June 14, 2023.  In April 2024, our board of directors adopted an additional amendment to the 2021 Stock Incentive Plan, subject to stockholder approval, solely to increase the number of shares issuable under the plan.  This amendment, which we refer to as Amendment No. 3 to the 2021 Plan, was approved by stockholders on June 12, 2024.  The 2021 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2021 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, RSUs, stock appreciation rights and other stock-based awards. The number of shares of our common stock that were initially issuable under the 2021 Stock Incentive Plan was the sum of 6,000,000 shares of common stock plus such additional number of shares of common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under our 2014 Plan that were available for grant under the 2014 Plan immediately prior to the date the 2021 Plan was approved by our stockholders, and (y) the number of shares of common stock subject to awards that had been granted under the 2014 Plan or the 2006 Plan immediately prior to the effectiveness of the 2021 Plan, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject to certain limitations).  Effective as of June 16, 2022, the number of shares issuable under the 2021 Plan was increased by 3,600,000 shares upon the approval of Amendment No. 1 to the 2021 Plan by the stockholders.  Effective as of June 14, 2023, the number of shares issuable under the 2021 Plan was increased by 3,900,000 shares upon the approval of Amendment No. 2 to the 2021 Plan by the stockholders.  Effective as of June 12, 2024, the number of shares issuable under the 2021 Plan was increased by 7,000,000 shares upon the approval of Amendment No. 3 to the 2021 Plan by the stockholders. As of March 31, 2025, 2,346,204 shares were available for issuance under the 2021 Plan.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2021 Plan. However, incentive stock options may only be granted to our employees.

Subject to any limitation in the 2021 Plan, our board of directors or any committee or officer to which our board of directors has delegated authority will select the recipients of awards and determine:

●	the number of shares of common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
●	the type of options to be granted;
●	the exercise price of options and measurement price of stock appreciation rights, neither of which may be less than 100% of the fair market value of our common stock on the grant date;
●	the duration of options and stock appreciation rights, which may not be in excess of ten years;
●	the methods of payment of the exercise price of options; and
●	the number of shares of common stock subject to any restricted stock awards, RSUs or other stock-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions, if any.

Our board of directors has delegated authority to our Chief Executive Officer to grant awards under the 2021 Plan to all new hires, other than executive officers, subject to certain limitations including any limitations under the 2021 Plan. Our board of directors has established the terms of the awards to be granted by our Chief Executive Officer, including the exercise price of such awards, and the maximum number of shares subject to awards that our Chief Executive Officer may grant.

Awards under the 2021 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2021 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2021 Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified RSUs, no assumption or substitution is permitted, and the RSUs will instead be settled in accordance with the terms of the applicable RSU agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2021 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2025, under our 2021 Plan, there were options to purchase an aggregate of 11,973,168 shares of common stock outstanding at a weighted average exercise price of $6.63 per share and RSU awards outstanding for an aggregate of 5,209,789 shares of common stock.  No award may be granted under the 2021 Plan after June 18, 2031. Our board of directors may amend, suspend or terminate the 2021 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.  Our 2021 Plan and the proposed amendment to the 2021 Plan are more fully described in Proposal 3 of this proxy statement.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which is $23,500 for 2025. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2025 may be up to an additional $7,500 above the statutory limit.  Participants who are aged 60-63 years old can also make “super catch-up” contributions, which in 2025 may be up to an additional $11,500 above the statutory limit.  Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We do not currently make discretionary contributions.  Effective January 1, 2021, we make matching contributions to our 401(k) plan with a maximum contribution of $2,500 per employee.  Through December 31, 2024 and 2023, we have made matching contributions of $674,613 and $625,035 respectively, to our 401(k) plan.

Accounting Considerations

Compensation for share-based awards granted under the company’s equity incentive plans is recognized in accordance with FASB ASC 718. For time-based RSUs, compensation is measured at the grant date and recognized on a straight-line basis over the service or vesting period, which is generally three years for awards under the 2019 Inducement Plan and 2021 Stock Incentive Plan. Forfeitures of awards are recognized as they occur.

Tax Deductibility

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. The compensation committee uses its judgment to authorize compensation payments that may be subject to the limitation on tax deductibility when the compensation committee believes such payments are appropriate and in the best interests of the company and its stockholders.

Pay Versus Performance Disclosure

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers, who we refer to as our PEOs, and our other named executive officers other than our PEOs, who we refer to as our Non-PEO NEOs, in each case as presented in our Summary Compensation Tables, which amounts we refer to as our SCT Amounts; (ii) the “compensation actually paid” to our PEO and our Non-PEO NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, which amounts we refer to as our CAP Amounts; (iii) certain financial performance measures; and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

							Value
					Average	Average	of Initial
					Summary	Compensation	Fixed $100
	Summary	Summary	Compensation	Compensation	Compensation	Actually	investment
	Compensation	Compensation	Actually	Actually	Table total for	Paid to	based on	Net loss
	Table Total for	Table Total for	Paid to First	Paid to Second	Non-PEO	Non-PEO	Total Shareholder	(in
	First PEO	Second PEO	PEO	PEO	NEOs (1)	NEOs (1)(2)(3)	Return (4)	Thousands)
2024	$8,782,364	$18,574,830	$5,834,178	$9,645,226	$6,614,266	$4,960,407	$122.53	$(193,506)
2023	$3,276,712	$—	$1,032,698	$—	$1,411,824	$692,794	$63.99	$(80,736)
2022	$4,100,605	$—	$(2,090,447)	$—	$1,507,838	$(758,745)	$40.32	$(71,038)

(1)	The First PEO is Mr. Mattessich (2024 , 2023, and 2022). The Second PEO is Dr. Dugel (2024). The First PEO presented in the table is Antony Mattessich and the Second PEO refers to Dr. Dugel. The Non-PEO NEOs for whom the average compensation is presented in this table are Dr. Heier and Dr. Kaiser (2024) and Mr. Notman and Dr. Ozden for (2023 and 2022).
(2)	The CAP Amounts have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the company’s PEO and Non-PEO NEOs. These amounts reflect the SCT Amounts for each year, adjusted as described in footnote 3 below.
(3)	The CAP Amounts reflect the exclusions and inclusions for the PEOs and the Non-PEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Stock and Option Awards from Summary Compensation Table” columns below, represent the Stock Awards and Option Awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. Amounts added back to determine CAP Amounts are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted. Equity values are calculated in accordance with ASC Topic 718.

			Plus Year-End	Plus Change in		Plus Change in
	Summary	Minus Stock and	Equity Value of	Value of	Plus Value of	Value of Prior
	Compensation	Option Awards	Unvested Awards	Unvested Awards	Awards Granted	Years’ Awards	Compensation
	Table Total for	from Summary	Granted During	Granted in Prior	and Vested	Vested During	Actually
Year	First PEO	Compensation Table	Year	Years	During Year	Year	Paid to First PEO
2024	$8,782,364	$2,939,216	$—	$—	$465,956	$(474,925)	$5,834,178
2023	$3,276,712	$2,127,765	$1,843,657	$(364,599)	$82,210	$(1,677,517)	$1,032,698
2022	$4,100,605	$3,051,254	$(1,244,152)	$(2,724,746)	$(118,048)	$(1,541,155)	$(2,090,447)

			Plus Year-End	Plus Change in		Plus Change in
	Summary	Minus Stock and	Equity Value of	Value of	Plus Value of	Value of Prior
	Compensation	Option Awards	Unvested Awards	Unvested Awards	Awards Granted	Years’ Awards	Compensation
	Table Total for	from Summary	Granted During	Granted in Prior	and Vested	Vested During	Actually
Year	Second PEO	Compensation Table	Year	Years	During Year	Year	Paid to Second PEO
2024	$18,574,830	$17,166,409	$8,663,217	$0	$(426,414)	$0	$9,645,226

	Average	Minus Average Stock	Plus Average. Year-	Plus Average Change	Plus Average	Plus Average Change
	Summary	and Option Awards	End Equity Value	in Value of	Value of	in Value of Prior	Average
	Compensation	from Summary	of Unvested	Unvested Awards	Awards Granted	Years’ Awards	Comp.
	Table Total for	Compensation	Awards Granted	Granted in Prior	and Vested	Vested During	Actually Paid to
Year	Non-PEO NEOs	Table	During Year	Years	During Year	Year	Non-PEO NEOs
2024	$6,614,266	$5,992,541	$4,765,160	$32,273	$6,416	$141,466	$4,960,407
2023	$1,411,824	$728,265	$628,968	$(119,795)	$33,176	$(532,934)	$692,794
2022	$1,507,838	$882,085	$373,380	$(865,185)	$(31,864)	$(865,830)	$(758,745)

For the equity values included in the above tables, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options. The assumptions used in determining fair value of the stock options that vested during 2022, 2023 and 2024, or that were outstanding as of December 31, 2022, December 31, 2023 or December 31, 2024, as applicable, are as follows:

	Options Vested During Year or Outstanding on
	December 31 of
	2024			2023			2022
Expected Volatility	79.06%	─	85.10%	80.00%	─	107.10%	79.00%	─	119.50%
Risk-Free Interest Rate	4.2%	─	4.3%	3.83%	─	4.73%	4.20%	─	4.70%
Expected Dividend Yield	0%			0%			0%
Expected Term (in years)	1.4	─	3.8	1.0	─	3.1	1.0	─	3.5
(4)Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in Ocular Therapeutix, Inc. common stock on December 31, 2021. On December 31, 2021, the closing price of one share of common stock was $6.97.

Description of Relationship Between CAP Amounts and Company Total Shareholder Return

The following chart sets forth the relationship between the CAP Amounts for our PEO, the average CAP Amounts for our Non-PEO NEOs, and the company’s total shareholder return, or TSR, over the fiscal thee-year period from December 31, 2021 through December 31, 2024.

Description of Relationship Between CAP Amounts and Net Income (Loss)

The following chart sets forth the relationship between CAP Amounts for our PEO, the average CAP Amounts for our Non-PEO NEOs, and the company’s net loss over the fiscal three year period from December 31, 2021 through December 31, 2024.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted and may in the future adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2024.

EQUITY COMPENSATION PLAN INFORMATION

Number of
securities
remaining
available for future
	Number of			issuance under
	securities to be	Weighted-average		equity
	issued upon exercise	exercise price of		compensation plans
	of outstanding	outstanding		(excluding
	options, warrants	options, warrants		securities reflected
Plan category	and rights	and rights		in column(a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders(1)	17,691,354	$6.80	(3)	8,412,206
Equity compensation plans not approved by security holders(2)	5,585,933	$6.69		848,373
Total	23,277,287	$6.77	(3)	9,260,579
(1)	Consists of our four compensation plans which were approved by our stockholders: the 2006 Plan, the 2014 Plan, the 2021 Plan, and the 2014 ESPP. As described above under “—2014 Employee Stock Purchase Plan”, the 2014 ESPP includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 207,402 shares of our common stock, 0.5% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. In 2024, such annual increase was 207,402 shares.
(2)	Includes (i) an option award for 590,000 shares granted to Mr. Mattessich on June 20, 2017, as an inducement material to Mr. Mattessich’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on June 20, 2018, and the remaining shares underlying the option vesting in equal monthly installments thereafter; (ii) an option award for 60,000 shares granted to Christopher White on July 9, 2019, as an inducement material to Mr. White’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on July 9, 2020, and the remaining shares underlying the option vesting in equal monthly installments thereafter; which has been partially exercised by Mr. White for the purchase of 21,249 shares of common stock to date; (iii) option awards for an aggregate of 3,667,602 shares granted to employees under the 2019 Inducement Plan, as an inducement material to each individual’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), each with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on the one-year anniversary of the vesting commencement date and the remaining shares underlying the option vesting in equal monthly installments thereafter and (iv) RSU awards for an aggregate of 1,289,580 shares granted to employees under the 2019 Inducement Plan, as an inducement material to each individual’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)	Represents the weighted-average exercise price of outstanding options only and does not include outstanding RSU awards as such awards do not have an exercise price.

Say-on-Pay Vote Results

At our 2024 annual meeting of stockholders, we conducted an advisory, non-binding vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Over 89% of the votes cast by stockholders on this proposal, excluding broker non-votes and abstentions, were cast in support of the compensation paid to our named executive officers in 2023 as described in our 2024 proxy statement. While this vote was a non-binding, advisory vote, our compensation committee and board of directors take the voting results into account in determining the compensation of our named executive officers. Given the level of support evidenced by last year’s say-on-pay vote, among other factors, our compensation committee decided to maintain our general approach to executive compensation. With respect to Dr. Dugel, as described in more detail above under “Dr. Dugel’s Updated CEO Compensation Package,” our board of directors determined to approve a new compensation package to reflect his expanded duties and responsibilities upon accepting the positions of president and chief executive officer.

Our compensation committee and board of directors will continue to consider stockholder input and monitor our executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future say-on-pay votes.

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our current and former directors for the year ended December 31, 2024, with the exception of Dr. Dugel and Mr. Mattessich, who did not receive compensation for service as a non-employee director on our board of directors, and Dr. Heier, who received $7,857 for his service on our board of directors until February 21, 2024, when he resigned and was appointed as our Chief Scientific Officer. Compensation information for Dr. Dugel, Mr. Mattessich and Dr. Heier is included above under “Executive Compensation.”

	Fees Earned or Paid in Cash	Stock Awards	Option Awards		All Other Compensation
Name	($)(1)	($)(2)	($)(2)		($)	Total ($)
Adrienne L. Graves, Ph.D.	55,000	94,920	201,392	(3) (4)	─	351,312
Seung Suh Hong, Ph.D.	55,000	94,920	201,392	(3) (4)	─	351,312
Richard L. Lindstrom, M.D.	67,500	94,920	201,392	(3) (4)	─	363,812
Merilee Raines	70,000	94,920	201,392	(3) (4)	─	366,312
Charles Warden	110,000	94,920	201,392	(3) (4)	─	406,312
Leslie J. Williams	67,500	94,920	201,392	(3) (4)	─	363,812
(1)	Fees earned or paid in cash consist of:
●	for Dr. Graves, $50,000 for serving as a member of our board and $5,000 for serving as a member of our nominating and corporate governance committee;
●	for Dr. Hong, $50,000 for serving as a member of our board and $5,000 for serving as a member of our nominating and corporate governance committee;
●	for Dr. Lindstrom, $50,000 for serving as a member of our board, $7,500 for serving as a member of our compensation committee and $10,000 for serving as the chairperson of our nominating and corporate governance committee;
●	for Ms. Raines, $50,000 for serving as a member of our board and $20,000 for serving as the chairperson of our audit committee;
●	for Mr. Warden, $50,000 for serving as a member of our board, $35,000 for serving as the chairperson and lead independent director of our board, $15,000 for serving as the chairperson of our compensation committee and $10,000 for serving as a member of our audit committee; and
●	for Ms. Williams, $50,000 for serving as a member of our board, $10,000 for serving as a member of our audit committee and $7,500 for serving as a member of our compensation committee.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 3, 2025, regarding assumptions underlying the valuation of equity awards.
(3)	Consists of an option to purchase 36,000 shares of common stock and an RSU award for 12,000 shares of common stock, in each case vesting with respect to all of the shares on the one-year anniversary of date of grant or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the grant date.
(4)	As of December 31, 2024:
●	Dr. Graves held options to purchase 108,000 shares of our common stock and an RSU award for 28,000 shares of common stock;
●	Dr. Hong held options to purchase 170,800 shares of our common stock and an RSU award for 12,000 shares of common stock;

●	Dr. Lindstrom held options to purchase 203,481 shares of our common stock and an RSU award for 12,000 shares of common stock;
●	Ms. Raines held options to purchase 134,800 shares of our common stock and an RSU award for 12,000 shares of common stock;
●	Mr. Warden held options to purchase 203,481 shares of our common stock and an RSU award for 12,000 shares of common stock; and
●	Ms. Williams held options to purchase 170,800 shares of our common stock and an RSU award for 12,000 shares of common stock.

In 2024, we paid cash compensation to our non-employee directors for his or her service as a director in the amounts described below under “—Director Compensation Arrangements.” All continuing directors were granted options to purchase 36,000 shares of common stock and an RSU award for 12,000 shares of common stock on July 24, 2024.

Director Compensation Arrangements

For 2024, our non-employee directors were compensated as follows:

●	each non-employee director received an annual cash fee of $50,000;
●	the lead independent director or chairperson received an additional annual cash fee of $35,000;
●	each non-employee director who is a member of the audit committee received an additional annual cash fee of $10,000 ($20,000 for the audit committee chairperson);
●	each non-employee director who is a member of the compensation committee received an additional annual cash fee of $7,500 ($15,000 for the compensation committee chairperson);
●	each non-employee director who is a member of the nominating and corporate governance committee received an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance committee chairperson);
●	each new non-employee director received an initial grant of an option to purchase 72,000 shares of common stock and an RSU award for 24,000 shares of common stock upon the effectiveness of his or her initial election to our board of directors; and
●	each non-employee director who had served on our board of directors for at least six months received an annual grant of an option to purchase 36,000 shares of common stock and an RSU award for 12,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of stockholders.

For 2025, the compensation committee reviewed the compensation of our board of directors and recommended, and our board of directors approved, the following adjustments to our non-employee director compensation policy, effective January 1, 2025:

●	the lead independent director or chairperson will receive an additional annual cash fee of $30,000;
●	each new non-employee director will receive an initial grant of an option to purchase 88,000 shares of common stock and an RSU award for 28,000 shares of common stock upon the effectiveness of his or her initial election to our board of directors; and
●	each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of stockholders.

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options and RSUs granted to newly elected non-employee directors will vest, subject to the director’s continued service on the board of directors, with respect to one-third of the shares on each of the first, second, and third anniversaries of the grant date. The annual stock options and RSU awards granted to the non-employee directors will vest, subject to the director’s continued service on the board of directors, with respect to 100% of the shares on the first anniversary of the grant date or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the grant date.

Stock options and RSUs for non-employee directors are granted automatically and without the need for any further action by the board of directors or any of its committees under our stock incentive plan generally in effect at the time of grant. The share amounts for non-employee director stock option and RSU grants shall be automatically adjusted in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event effecting our common stock, or any distribution to holders of our common stock other than an ordinary cash dividend.

Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.

Each non-employee director will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves or otherwise in direct service of the company.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Ocular Therapeutix, Inc. has reviewed Ocular Therapeutix’s audited financial statements for the fiscal year ended December 31, 2024 and discussed them with Ocular Therapeutix’s management and PricewaterhouseCoopers LLP, Ocular Therapeutix’s independent registered public accounting firm.

The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB and the SEC and has discussed with Ocular Therapeutix’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Ocular Therapeutix’s board of directors that the audited financial statements referred to above be included in Ocular Therapeutix’s Annual Report on Form 10-K for the year ended December 31, 2024.

By the audit committee of the board of directors of Ocular Therapeutix, Inc.

Merilee Raines
Charles Warden
Leslie J. Williams

Audit Fees and Services

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2024	2023
Audit Fees(1)	$1,231,000	$1,371,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$2,125	$956
Total Fees	$1,233,125	$1,371,956
(1)	This category includes fees for professional services performed by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with the public offerings of our common stock.
(2)	This category includes fees related to a subscription for accounting-related research software.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Three Class II Directors

In accordance with the terms of our certificate of incorporation and our by-laws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for new three-year terms at the annual meeting of stockholders in the year in which their terms expire. The members of the classes are divided as follows:

●	Class II: Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams, and their terms expire at the Annual Meeting; and
●	Class III: Pravin U. Dugel, M.D. and Merilee Raines, and their terms expire at the annual meeting of stockholders to be held in 2026; and
●	Class I: Adrienne L. Graves, Ph.D. and Charles Warden, and their terms expire at the annual meeting of stockholders to be held in 2027.

At each annual meeting of stockholders, directors are elected for full terms of three years to succeed those directors whose terms are expiring. Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams are current directors whose terms expire at the Annual Meeting. Each is nominated for re-election as a class II director, with a term ending in 2028.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2028, each such nominee to hold office until his or her successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for one or more nominees may so indicate by following the voting instructions set forth on the notice, voting instruction form or proxy card and affirmatively withholding his or her vote for that or those nominee(s). Each of the nominees has indicated his or her willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS A CLASS II DIRECTOR.

Proposal 2: Advisory Vote on Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.  This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Exchange Act.  Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory “say-on-frequency” vote with respect to whether future executive compensation advisory votes will be held every one, two or three years.  We last held a say-on-frequency vote in 2020, when our stockholders voted in support of our proposal to hold a “say-on-pay” advisory vote on the compensation of our named executive officers each year.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability.  The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our compensation committee and board of directors.  Highlights of our executive compensation program include the following:

●Competitive, market-based salaries, with annual adjustments;

●Cash bonuses, payable at the discretion of board and assessed on individual and company performance on an annual basis; and

●Stock options, RSU awards, and an employee stock purchase plan to incentivize long-term value creation, with the potential benefit only to be realized if shareholder value is increased as a result of increases in our stock price.

As we describe in the “Executive Compensation” section, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our stockholders.  Our board of directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding.  The outcome of this advisory vote does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof).  However, our compensation committee and board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING FOR PROPOSAL 2.

Proposal 3: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as Amended, to Increase the Number of Shares of Common Stock Issuable Thereunder by 8,750,000 Shares

Why We are Requesting Stockholder Approval of an Amendment to the 2021 Stock Incentive Plan, as amended

We are requesting that stockholders approve an amendment, which we refer to as the Plan Amendment, to our 2021 Stock Incentive Plan, as amended, which we refer to as the 2021 Plan, to increase the number of shares issuable under the plan. Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. The market for qualified personnel in our industry remains highly competitive. Among the companies we compete with for talent are many early stage, private and venture-backed entities, as well as recently public and mature public companies. In each case, these companies offer equity incentives as a central and significant component of their compensation packages. The ability to grant equity awards is therefore critical to our ability to attract, retain and motivate top talent and is a key component of our compensation program. Our employees generally receive equity awards when they join and are eligible to participate in an annual equity program, which we believe supports strong employee retention and job offer acceptance rates in a highly competitive market environment.

In addition to our need for additional shares under the 2021 Plan to make critical, market-based grants to all of our executives and other employees and non-employee directors, we are requesting that stockholders approve an increase in the shares available under the 2021 Plan so that there are sufficient shares to honor the performance-based stock option that the board of directors granted to Dr. Dugel on February 11, 2025, in recognition of his extraordinary accomplishments at the company to date and to incentivize Dr. Dugel to achieve sustained increased stock price performance for the benefit of all of our stockholders in alignment with our stockholders’ long-term interests. We refer to this performance-based option to Dr. Dugel, which is subject to stockholder approval of the Plan Amendment and is more fully described below, as the Performance Option.

In April 2024, Dr. Dugel accepted the position as President and Chief Executive Officer of the company, significantly expanding his responsibilities beyond his then-existing role as Executive Chairman. Under Dr. Dugel’s leadership, we focused on a singular mission of redefining the retina experience with wet AMD as our top priority. We updated the design of our clinical trials to accelerate our path to a potential NDA submission while maintaining strong study integrity and alignment with FDA guidance. As the result of our focus and our precise execution, we have developed strong momentum and have experienced a growth in total net revenue of 9.0% compared to 2023.

On February 11, 2025, our board of directors, in consultation with Aon (which serves as an independent third-party compensation consultant to our compensation committee), approved a new compensation package for Dr. Dugel, which reflects Dr. Dugel’s expanded duties and responsibilities, as well as incentivizes his continued commitment and contributions to advancing the company’s strategic objectives. The compensation package includes the Performance Option.

The 2021 Plan was originally adopted by our board of directors, upon the recommendation of the compensation committee and subject to stockholder approval, on April 13, 2021, and approved by our stockholders on June 18, 2021. Our board of directors adopted, and our stockholders approved, amendments to the 2021 Plan in each of 2022, 2023 and 2024, in each case solely to increase the number of shares issuable under the 2021 Plan. We refer to our 2021 Stock Incentive Plan, as amended by Amendment No. 1 to the 2021 Stock Incentive Plan, Amendment No. 2 to the 2021 Stock Incentive Plan and Amendment No. 3 to the 2021 Stock Incentive Plan as the 2021 Plan in this proposal. On April 17 2025, upon the recommendation of the compensation committee and subject to stockholder approval, our board of directors adopted a fourth amendment to the 2021 Plan solely to increase the number of shares issuable under the 2021 Plan by 8,750,000 shares, subject to adjustment in the event of stock splits and other similar events. We refer to the 2021 Plan, as amended by the Plan Amendment, as the Amended Plan. Other than increasing the number of shares issuable under the 2021 Plan, the Plan Amendment does not make any changes to the 2021 Plan.

If stockholders approve the Plan Amendment, subject to adjustment in the event of stock splits and other similar events, awards (any or all of which may be in the form of incentive stock options) may be made under the Amended Plan for up to the sum of: (i) 29,250,000 shares of common stock and (ii) such additional number of shares of common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under our 2014 Plan that were available for grant under the 2014 Plan immediately prior to the date the 2021 Plan was originally approved by our stockholders on June 18, 2021, which we refer to as the Initial Approval Date, and (y) the number of shares of common stock subject to awards granted under our 2006 Plan and awards granted under the 2014 Plan, which awards were outstanding on the Initial Approval Date and which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights (subject, however, in the case of incentive stock options, to any limitations under the U.S. Internal Revenue Code of 1986, as amended, or the Code).

We and our board of directors understand that our equity-compensation needs must be balanced against the dilutive effect of such programs to our stockholders. Accordingly, the share pool increase being requested pursuant to the Plan Amendment is the result of careful consideration, in consultation with Aon, of the retentive and incentive impact of the Performance Option granted to Dr. Dugel, our projected annual equity awards to employees and our non-employee directors and our employee new hire, recognition and promotion awards; our overhang and burn rate (both of which are discussed below); and an assessment of the magnitude of the increase that our stockholders would likely find acceptable. We believe that the size of proposed share pool increase under the Plan Amendment is reasonable and, if stockholder approval of the Plan Amendment is obtained at the Annual Meeting, we expect that the share pool under the Amended Plan will allow us to continue to grant equity awards at our historic rates for at least one year, but this may vary based on changes in participation, market practice and our stock price.

The Performance Option

The Performance Option was granted to Dr. Dugel subject to and contingent upon approval by our stockholders of the Plan Amendment. Our board of directors intends that the Performance Option will further incentivize Dr. Dugel to increase stockholder value over time through stock price growth, thereby aligning his interest with those of our stockholders. The Performance Option represents the opportunity for Dr. Dugel to purchase up to 2,750,000 shares of our common stock at an exercise price of $7.44 per share (the closing price of our common stock on February 11, 2025, the date of grant of the option and which date we refer to as the Grant Date).

The Performance Option vests based upon the achievement of stock price hurdles, with the number of shares that are eligible to vest allocated equally across four tranches, which can be earned during a five-year performance period commencing on the Grant Date. The stock price hurdles will be achieved if the company’s consecutive 60-day closing stock price meets or exceeds $15.00, $20.00, $25.00 and $30.00 per share, as applicable, representing a premium of approximately 102%, 169%, 236% and 303%, respectively, over the closing price of our common stock on the Grant Date. No additional shares will vest if a stock price hurdle is attained more than once, and the maximum aggregate number of shares that may vest under the Performance Option will not exceed 2,750,000 shares. To incentivize sustained performance and alignment with long-term stockholder interests, any portion of the Performance Option that is earned based on an achievement of a stock price hurdle during the first three years of the performance period is subject to additional service-based vesting requirements through the third anniversary of the Grant Date, except that in certain good leaver termination scenarios, the three-year service condition will be deemed satisfied.

If the stockholders do not approve the Plan Amendment, the Performance Option will be automatically canceled and will have no further force or effect. Other than Dr. Dugel, no officers or employees of the company have received equity awards contingent upon stockholder approval of the Plan Amendment.

In connection with the grant of the 2025 equity awards, Dr. Dugel agreed and acknowledged that, notwithstanding the terms of his employment agreement, he would not be entitled to, and the company would not be obligated to and the board of directors does not intend to, grant Dr. Dugel an annual equity award for 2026. The board of directors reaffirms that it does not intend to issue any additional annual equity awards to Dr. Dugel in 2026.

Information Regarding Our Outstanding Equity Awards

The following table describes the awards that were outstanding and the number of shares that remained available for issuance as of March 31, 2025, under our stock incentive plans (excluding our 2014 Employee Stock Purchase Plan):

2006 Plan	● no options to purchase shares of common stock; and ● no shares of common stock remained available for future issuance
2014 Plan
●
options to purchase an aggregate of 4,785,501 shares of common stock, with a weighted average remaining term of 3.1 years and a weighted average exercise price of $8.94 per share; and
●
no shares of common stock remained available for future issuance.

Inducement Grants (including under the 2019 Inducement Plan)
●
options to purchase an aggregate of 3,833,494 shares of common stock, with a weighted average remaining term of 8.3 years and a weighted average exercise price of $8.33 per share under the 2019 Inducement Plan;
●
1,258,515 shares of common stock underlying outstanding restricted stock unit (“RSU”) awards granted under the 2019 Inducement Plan;
●
635,606 shares of common stock remained available for future issuance under the 2019 Inducement Plan; and
●
options to purchase an aggregate of 590,000 shares of common stock, with a weighted average remaining term of 1.1 years and a weighted average exercise price of $10.94 per share under inducement grants made outside of the 2019 Inducement Plan.6

2021 Plan
●
options to purchase an aggregate of 11,973,168 shares of common stock, with a weighted average remaining term of 7.8 years and a weighted average exercise price of $6.63 per share (including the Performance Option);
●
5,209,789 shares of common stock underlying outstanding RSU awards; and
●
2,346,204 shares of common stock remained available for future issuance.

As of March 31, 2025, there were no shares of restricted stock, stock appreciation rights, or other stock-based awards outstanding.

The shares available for issuance, if the Plan Amendment is approved, would facilitate our ability to continue to grant equity incentives which we believe to be vital to our ability to fully engage and retain the highly skilled individuals required to support our retention and growth in the highly competitive labor markets in which we compete. The inability to do so could have an adverse impact on our business. If the Plan Amendment is not approved, we may need to increase cash compensation, which would reduce the resources we have allocated to meeting our business needs and objectives. Moreover, if the Plan Amendment is not approved, the Performance Option will terminate automatically, and we will need to consider other methods of properly rewarding Dr. Dugel for his extraordinary contributions to date and how to retain and motivate him for the benefit of the company and all of its stockholders. We therefore strongly believe that the approval of the Plan Amendment is instrumental to our continued success.

If this proposal is approved by our stockholders, we intend to register the additional shares reserved for issuance under the Amended Plan by filing a Registration Statement on Form S-8 as soon as reasonably practicable following such approval.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDMENT OF THE 2021 PLAN BY VOTING FOR PROPOSAL 3

The remainder of this Proposal 3 includes:

●	Highlights of the Amended Plan;
●	Reasons Why Stockholders Should Approve the Plan Amendment;
●	Information Regarding Overhang and Dilution; and
●	Description of the Amended Plan.

Highlights of the Amended Plan

●	No Evergreen. The Amended Plan does not provide for any automatic increases in the number of shares of common stock issuable under the Amended Plan.
●	No Liberal Share Recycling. The Amended Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.
●	No Repricing of Awards. The Amended Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
●	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
●	No Reload Options or SARs. No options or SARs granted under the Amended Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.
●	No Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.
●	Dividends and Dividend Equivalents on Restricted Stock, RSUs and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which they are paid.
●	Limit Applicable to Non-Employee Directors. Subject to certain limited exceptions relating to regulatory compliance fees and expense reimbursements, the maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards granted under the Amended Plan to any non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000, provided that the maximum aggregate amount may not exceed $1,000,000 for any non-employee director in such director’s initial year of election or appointment. Additional exceptions to these limitations may only be made by our board of directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.
●	Clawback Policy. In accepting an award under the Amended Plan, a participant agrees to be bound by any clawback policy that the company has in effect or may adopt in the future.
●	Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment of the Amended Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.
●	Administered by an Independent Committee. The Amended Plan is administered by the compensation committee, which is made up entirely of independent directors.

Reasons Why Stockholders Should Approve the Plan Amendment

Incentivizes, Retains and Motivates Talent. It is critical to our success that we incentivize, retain and motivate the best talent in what is a tremendously competitive labor market. Our equity-based compensation program has always been a key component in our ability to pay market-competitive compensation to our employees and, if the Plan Amendment is approved by stockholders, we expect to be able to continue to offer market-competitive compensation.

Broad-based Eligibility for Equity Awards. Our equity incentive program is broad-based, with eligible employees in good standing receiving equity annually as part of our annual performance review based upon level, performance and contribution. Furthermore, since our board of directors typically grants awards to employees that generally vest over a three-year period for RSU awards or a four-year period for options, employees must generally remain with us in order to realize the potential benefits of their equity awards. If the Plan Amendment is approved by stockholders, we expect to be able to maintain a broad-based equity compensation program.

Aligns with our Pay-for-Performance Compensation Philosophy. We believe that equity-based compensation is fundamentally performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation in respect of stock options and would receive reduced compensation in respect of RSUs. If the Plan Amendment is approved by stockholders, we expect to be able to continue to link pay-for-performance closely. In particular, the Performance Option embodies our pay-for-performance philosophy: if the Plan Amendment is approved by stockholders, the Performance Option will only become exercisable based on achievement of stock price hurdles and the continued service by Dr. Dugel.

Aligns Employee and Director Interests with Stockholder Interests. Providing a significant portion of our employee and non-employee director compensation in the form of equity directly aligns the interests of those employees and directors with the interests of our stockholders. If the Plan Amendment is approved by stockholders, we expect to be able to continue granting equity-based incentives that foster this alignment between our employees and non-employee directors and our stockholders. Further, if the Plan Amendment is approved by stockholders, the Performance Option will remain outstanding. The Performance Option directly encourages Dr. Dugel to achieve sustained stock price performance which will benefit all stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the Amended Plan” and more thoroughly below, the Amended Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance. We expect the approval by stockholders of the Plan Amendment would allow us to continue to make equity awards subject to such terms and conditions.

Information Regarding Overhang and Burn Rate

In developing our share request reflected in the Plan Amendment and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares of common stock underlying all equity awards outstanding and (ii) the total number of shares of common stock available for future award grants, divided by (iii) the number of shares of common stock outstanding. As of March 31, 2025, there were 27,650,467 shares underlying all equity awards outstanding (not including the Performance Option), 2,346,204 shares available for future awards under the 2021 Plan, 635,606 shares available for future awards under the 2019 Inducement Plan, and 159,262,204 shares of common stock outstanding. Accordingly, our overhang on March 31, 2025 (not including the Performance Option) was 19.2%. If the 8,750,000 additional shares of common stock proposed to be authorized for issuance under the Amended Plan are included in the calculation, our overhang on March 31, 2025 would have been 24.7% (which overhang includes the Performance Option).

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2024, 2023 and 2022 calendar years as well as an average over those years.

Calendar Year	Total Stock Options Granted (000s)	Total RSU Granted (000s)	Total Awards Granted (000s)	Basic Weighted Average Number of Shares of Common Stock Outstanding (000s)	Gross Burn Rate(1)
2024	9,167	3,629	12,796	158,265	8.1%
2023	3,542	1,114	4,656	79,827	5.8%
2022	3,834	1,174	5,008	78,675	6.4%
Three-Year Average	5,514	1,972	7,486	105,589	7.1%

(1)	We define gross burn rate as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Description of the Amended Plan

The following summary of the Amended Plan (which assumes stockholder approval of the Plan Amendment) is qualified in its entirety by reference to the Amended Plan. A copy of the Plan Amendment is attached as Appendix A to this proxy statement, and a full copy of the Amended Plan is attached as Appendix B to this proxy statement. References to our board of directors in this summary shall include the compensation committee or any similar committee appointed by our board of directors to administer the Amended Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, RSUs and other stock-based awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Amended Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of 29,250,000 shares of our common stock plus such additional number of shares of our common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of our common stock reserved for issuance under the 2014 Plan that remained available for grant under the 2014 Plan immediately prior to the date that the 2021 Plan was originally approved by our stockholders on June 18, 2021, and (y) the number of shares of common stock subject to awards granted under the 2006 Plan and under the 2014 Plan, which awards expire, terminate or are otherwise surrendered, canceled or forfeited or repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights (subject, in the case of incentive stock options, to any limitations under the Code). Shares of our common stock issued under the Amended Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The Amended Plan provides that the maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000, provided, however, that this maximum aggregate amount may not exceed $1,000,000 in any calendar year for any individual non-employee director in that director’s initial year of election or appointment. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid by us to a non-employee director as reimbursement of an expense will not count against these award limits. Additional exceptions to this limitation may only be made by our board of directors in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to any non-employee director in his or her capacity as an advisor or consultant to the company.

For purposes of counting the number of shares available for the grant of awards under the Amended Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended Plan.

Shares covered by awards under the Amended Plan that expire or are terminated, surrendered, or canceled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such awards being repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the Amended Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the Amended Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended Plan. Any such substitute awards shall not count against the overall share limits, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to any optionee holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to any optionee holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the stock option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended Plan provides that the measurement price of an SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the Amended Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Amended Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Amended Plan) and grant in substitution therefor new awards under the Amended Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Amended Plan that constitutes a “repricing” within the meaning of applicable Nasdaq rules.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on any such dividend payments.

Restricted Stock Unit Awards. RSUs entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares (or a combination of cash and shares), to be delivered at the time such award vests and settles pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on any such dividend equivalents.

Other Stock-Based Awards. Under the Amended Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on any such dividend equivalents.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to us.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Amended Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.

Plan Benefits

As of March 31, 2025, approximately 309 persons were eligible to receive awards under the 2021 Plan, including the company’s 278 employees (excluding executive officers), seven executive officers (all of whom are also employees), six non-employee directors, and 18 consultants.

We have granted the Performance Option contingent upon stockholders approving the Plan Amendment. In addition, we are obligated to grant each of our current non-employee directors an option to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock in 2025 under the terms of our current non-employee director compensation policy. Based upon our current non-employee director compensation policy, future awards of options to purchase shares and RSUs will be made to non-employee directors in years subsequent to 2025, but our non-employee director compensation policy is updated from time-to-time and, as such, awards issuable under such policy are not currently determinable beyond 2025. Except as set forth above, the granting of awards under the Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group other than as set forth in the table below.

Name and Position	Dollar Value	Number of Shares of Common Stock Underlying Awards
Pravin U. Dugel, M.D. Executive Chairman, President and Chief Executive Officer	—	2,750,000
Antony Mattessich Former President and Chief Executive Officer	—	—	(1)
Peter K. Kaiser, M.D. Chief Development Officer	—	—	(2)
Jeffrey S. Heier, M.D. Chief Scientific Officer	—	—	(2)
All current executive officers as a group	—	—	(2)
All current directors who are not executive officers as a group	—	348,000	(3)
All employees, including all current officers who are not executive officers, as a group	—	—	(2)
(1)	Antony Mattessich resigned as our President and Chief Executive Officer in April 2024.
(2)	Equity awards to be issued under the Amended Plan, other than the Performance Option and those we are obligated to grant to non-employee directors in 2025 under the terms of our non-employee director compensation policy, are discretionary and therefore not determinable at this time.
(3)	Represents the annual stock option award and the annual RSU award that we are obligated to grant to each non-employee director in 2025 pursuant to our non-employee director compensation policy. Under our non-employee director compensation policy, each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of our stockholders. The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The annual stock options and RSUs granted to our non-employee directors vest, subject to the director’s continued service on our board of directors, with respect to 100% of the shares on the first anniversary of the grant date or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the date. Stock options and RSUs for non-employee directors are granted automatically and without the need for any further action by the board of directors or any of its committees under our stock incentive plan generally in effect at the time of grant. The share amounts for non-employee director stock option grants and RSU awards shall be automatically adjusted in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event effecting our common stock, or any distribution to holders of our common stock other than an ordinary cash dividend. Excludes (i) options and RSU awards that the non-employee directors will be entitled to receive under our non-employee director compensation policy for subsequent years following 2025 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended Plan, in each case because such potential awards are not currently determinable.

On April 17, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $7.31.

Awards Granted Under the 2021 Plan

Since the initial effectiveness of the 2021 Plan through March 31, 2025, the following number of equity awards have been granted to the individuals and groups described in the table below under the 2021 Plan.

Name and Position	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying RSU Awards Granted
Pravin U. Dugel, M.D. Executive Chairman, President and Chief Executive Officer	—	2,750,000
Antony Mattessich Former President and Chief Executive Officer	1,646,500	543,450
Peter K. Kaiser, M.D. Chief Development Officer	766,666	222,222
Jeffrey S. Heier, M.D. Chief Scientific Officer	680,816	243,155
All current executive officers as a group	2,914,533	3,854,159
All current directors who are not executive officers as a group	710,000	209,665
Each nominee for election as a director
Seung Suh Hong, Ph.D.	116,800	32,933
Richard L. Lindstrom, M.D.	116,800	32,933
Leslie J. Williams	116,800	32,933
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent or more of such stock options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	13,855,030	4,607,520

Administration

The Amended Plan is and will continue to be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan that it deems advisable and to construe and interpret the provisions of the Amended Plan and any award agreements entered into under the Amended Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award. All actions and decisions by our board of directors with respect to the Amended Plan and any awards made under the Amended Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the Amended Plan or in any award.

To the extent permitted by applicable law, our board of directors may delegate any or all of its powers under the Amended Plan to one or more committees or subcommittees of our board of directors. In addition, subject to any requirements of applicable law, our board of directors may delegate to one or more of our officers the power to grant awards (subject to any limitations under the Amended Plan) to our employees or officers and to exercise such other powers under the Amended Plan as our board of directors may determine. Our board of directors will, from time-to-time, fix the terms and conditions of any awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted. No officer will be authorized to grant awards to any “executive officer” of ours (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act) or to any “officer” of ours (as defined by Rule 16a-1 under the Exchange Act). The board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of awards to executive officers, and, in accordance with the description above, has delegated authority to our Chief Executive Officer to grant awards under the Amended Plan to all new hires, other than executive officers, subject to any limitations under the Amended Plan and any parameters imposed by our board of directors on such delegation. Awards granted to non-employee directors must be granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Subject to any applicable limitations contained in the Amended Plan, the board of directors, the compensation committee, or any other committee or officer to whom the board of directors has delegated authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the Amended Plan, each award under the Amended Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules set forth in the Amended Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share-and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the Amended Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended Plan or the change is otherwise permitted under the terms of the Amended Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

The Amended Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the Amended Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of common stock under an award. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless we determine otherwise. If provided for in an award or approved by the board of directors, a participant may satisfy any applicable tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the board of directors, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as we shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Provisions for Foreign Participants

The board of directors may establish one or more sub-plans under the Amended Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board of directors will establish such sub-plans by adopting supplements to the Amended Plan containing any limitations on the board of director’s discretion under the Amended Plan and any additional terms and conditions not otherwise inconsistent with the Amended Plan as the board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the Amended Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Amended Plan after June 17, 2031, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the Amended Plan or any portion of the Amended Plan at any time, except that no amendment that would require stockholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we then maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Amended Plan materially increasing the number of shares authorized under the plan (other than with respect to substitute awards or in connection with certain changes in capitalization and reorganization events), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

No additional shares will become issuable under the Amended Plan if stockholders do not approve the Plan Amendment. In this event, awards may continue to be made under the 2021 Plan for so long as shares remain available thereunder, and the board of directors will consider whether to adopt additional and/or alternative arrangements based on its assessment of the needs of the company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When shares of common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the settlement date in an amount equal to the fair market value of the stock on the settlement date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the settlement date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Proposal 4 – Approval of the Ocular Therapeutix, Inc. Amended and Restated 2014 Employee Stock Purchase Plan

Why We are Requesting Stockholder Approval of an Amendment and Restatement of the 2014 Employee Stock Purchase Plan, as Amended

We are requesting that stockholders approve an amendment and restatement of our 2014 Employee Stock Purchase Plan, as amended, to, among other things, increase the number of shares available for issuance under the plan. The 2014 Employee Stock Purchase Plan was adopted in connection with our initial public offering; was approved by our board of directors on June 12, 2014, and by our stockholders on June 19, 2014; and became effective immediately prior to the closing of our initial public offering on July 30, 2014. Our board of directors approved Amendment No. 1 to the 2014 Employee Stock Purchase Plan (related to the eligibility requirements for the plan) on October 4, 2023. Amendment No. 1 did not require approval of the stockholders. We refer to the 2014 Employee Stock Purchase Plan, as amended by Amendment No. 1, as the 2014 ESPP. On April 17, 2025, our board of directors approved the Amended and Restated 2014 Employee Stock Purchase Plan to increase the number of shares issuable under the 2014 ESPP by 2,000,000 shares of common stock and to eliminate the provisions related to the annual “evergreen” share increase as the final permitted increase under the evergreen provision occurred in 2024. We refer to the Amended and Restated 2014 Employee Stock Purchase Plan as the Amended and Restated ESPP. As of March 31, 2025 (and prior to the amendment and restatement), there were 393,055 shares of common stock remaining available for issuance under the 2014 ESPP, subject to adjustment in the event of stock splits and other similar events.

The Amended and Restated ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating key employees, which we believe to be critical for the success of our company. We believe the ability to participate in our Amended and Restated ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of our company. Further, we believe it is in the best interest of the company to encourage stock ownership by employees of the company. Therefore, we consider approval of the Amended and Restated ESPP vital to our future success.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDED AND RESTATED ESPP BY VOTING FOR PROPOSAL 4

Description of the Amended and Restated ESPP

The following summary of the Amended and Restated ESPP is qualified in its entirety by reference to the Amended and Restated ESPP. A copy of the Amended and Restated ESPP is attached as Appendix C to this proxy statement.

Eligibility

All employees of the company and any subsidiary of the company designated by our board of directors are eligible to participate provided they are customarily employed by the company or a designated subsidiary for more than 20 hours a week and more than five months in a calendar year, they have been continuously employed by the company or a designated subsidiary for at least eighty-five (85) days prior to enrolling in the Amended and Restated ESPP, and they are employees on the first day of a given offering period. In addition, no employee can be granted an option under the Amended and Restated ESPP that would result in the employee owning common stock and/or options to purchase common stock representing five percent or more of the total combined voting power or value of the stock of the company or any subsidiary. The company retains the discretion to determine which eligible employees may participate in an offering under the Amended and Restated ESPP pursuant to and consistent with Treasury Regulations issued under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. As of March 31, 2025, 285 employees were eligible to participate in the Amended and Restated ESPP, including our named executive officers.

Plan Operation

The Amended and Restated ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate in the Amended and Restated ESPP by completing a payroll deduction authorization form at least 15 days prior to the first day of the applicable offering period. The payroll deduction authorization form permits the company to make after-tax payroll deductions from the participant’s pay. Participants can elect to contribute up to 15% (in whole percentages only) of their compensation (as defined in the Amended and Restated ESPP) received on each pay day during the offering period. The board of directors retains the discretion to lower the maximum contribution rate and determine the minimum payroll deduction percentage. The Amended and Restated ESPP will be implemented by one or more offering periods consisting of six-month purchase periods, each of which we refer to as a Plan Period. The board of directors may choose a different Plan Period duration provided that such period may not be more than 12 months.

On the first day of each Plan Period, each employee who is then a participant in the Amended and Restated ESPP will receive a grant from the company of an option to purchase up to a whole number of shares of our common stock, which we refer to as an Option, determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price on the first day of such Plan Period. However, no eligible employee may be granted an Option under the Amended and Restated ESPP to the extent that the employee’s rights to purchase shares of common stock under the Amended and Restated ESPP or any other employee stock purchase plan (as defined in Section 423(b) of the Code) accrue at a rate that exceeds $25,000 in fair market value (determined on the date such Option is granted) in any given calendar year in which such Option is outstanding at any time. The board of directors (or a committee designated by our board of directors) may set a fixed maximum number of shares of common stock that each eligible employee may purchase per Plan Period, which number may not be greater than the number of shares of common stock determined under the foregoing limitations.

Unless a participant withdraws from the Amended and Restated ESPP, the Option will be exercised automatically on the last day of each Plan Period as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last day of the Plan Period. The purchase price of each of the shares purchased in a given Plan Period will be 85% of the closing price of a share of our common stock on the first day of the Plan Period or the last day of the Plan Period, whichever is lower. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the Amended and Restated ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.

All payroll deductions received or held by the company under the Amended and Restated ESPP may be used by us for any corporate purpose. No interest will accrue on the payroll deductions unless the board of directors, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine. A participant may decrease the rate of his or her payroll deductions once during an offering period by filing a new payroll deduction authorization form with our payroll office authorizing a change in payroll deduction rate. In addition, a participant may elect to discontinue his or her payroll deductions once during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the Plan Period in which the funds were deducted. If an employee withdraws from participation during a Plan Period, amounts contributed to the Amended and Restated ESPP will be refunded promptly without interest. At the end of each Plan Period, the accumulated payroll contributions of each employee who continues to participate in the Amended and Restated ESPP as of such date will be used to purchase shares of common stock (at the option price described above) subject to the limitations described above. A participant’s withdrawal from a Plan Period will not have any effect upon his or her eligibility to participate in succeeding Plan Periods or in any other similar plan which the company may adopt.

The Amended and Restated ESPP provides for an increase of the shares of common stock available for issuance under the plan by 2,000,000 shares. We are required to make equitable adjustments, to the extent determined by our board of directors or a committee appointed by our board of directors, to the number and class of securities available under the Amended and Restated ESPP, the share limitations under the Amended and Restated ESPP and the purchase price for an offering period under the Amended and Restated ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs, and other similar changes in capitalization or events or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the Amended and Restated ESPP), our board of directors or a committee appointed by our board of directors may take any one or more of the following actions as to outstanding Options to purchase shares of our common stock under the Amended and Restated ESPP on such terms as our board of directors or committee appointed by our board of directors determines:

●	provide that Options will be assumed, or substantially equivalent Options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
●	upon written notice to participants, provide that all outstanding Options will be terminated immediately prior to the consummation of the reorganization event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee appointed by our board of directors in such notice, which date will not be less than ten days preceding the effective date of the reorganization event;
●	upon written notice to participants, provide that all outstanding Options will be canceled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the Plan Period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each participant equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the participant’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable Plan Period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the Amended and Restated ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and
●	provide that, in connection with our liquidation or dissolution, Options will convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Administration

The Amended and Restated ESPP shall be administered by our board of directors or a committee thereof. Our board of directors has authority to make rules and regulations for the administration of the Amended and Restated ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.

Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, our board of directors shall be entitled to change the Plan Period and establish such other limitations or procedures which are consistent with the Amended and Restated ESPP as our board of directors determines, in its sole discretion, advisable.

Our board of directors may amend or suspend the Amended and Restated ESPP at any time, except that amendments that require stockholder approval under Section 423 of the Code will not come into effect without such approval. Further, our board of directors may not make any amendment to the Amended and Restated ESPP which would cause the Amended and Restated ESPP to fail to comply with Section 423 of the Code. The board of directors may terminate the Amended and Restated ESPP at any time. Upon termination of the Amended and Restated ESPP all amounts in the accounts of participants shall be promptly refunded.

Our board of directors may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code.

Plan Benefits

Participation in the Amended and Restated ESPP is discretionary. Because benefits under the Amended and Restated ESPP will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the Amended and Restated ESPP is approved by the company’s stockholders. Non-employee directors, consultants and advisors are not eligible to participate in the Amended and Restated ESPP.

On April 17, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $7.31.

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock previously purchased under the plan from inception through March 31, 2025.

Name and Position	Number of Shares Purchased
Pravin U. Dugel, M.D. Executive Chairman, President and Chief Executive Officer	—
Antony Mattessich Former President and Chief Executive Officer	—
Peter K. Kaiser, M.D. Chief Development Officer	—
Jeffrey S. Heier, M.D. Chief Scientific Officer	—
All current executive officers as a group	65,366
All current directors who are not executive officers as a group*	—
Each nominee for election as director*
Seung Suh Hong, Ph.D.	—
Richard L. Lindstrom, M.D.	—
Leslie J. Williams	—
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent or more of such stock options, warrants or rights	—
All employees, including all current officers who are not executive officers, as a group	1,480,923

*     Directors are ineligible to participate in the Amended and Restated ESPP, other than directors or nominees for director who are executive officers.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended and Restated ESPP and with respect to the sale of common stock acquired thereunder. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the Amended and Restated ESPP complies with Section 423 of the Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Employees

An employee will not have income upon enrolling in the Amended and Restated ESPP. An employee may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended and Restated ESPP. The amount of each type of income and loss will depend on whether the employee disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the employee sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the employee purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the employee will have compensation income equal to the lesser of:

●	15% of the value of the stock on the day the offering commenced; and
●	the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the employee sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the employee sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the employee will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The employee also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the employee has held the stock for more than one year and short-term if held for one year or less.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when an employee recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Proposal 5 – Approval of Amendment of our Restated Certificate of Incorporation, as Amended, to Provide for Officer Exculpation

We are asking stockholders to approve a proposed amendment of our Restated Certificate of Incorporation, as amended, which we refer to as our Restated Certificate of Incorporation, to update our existing director exculpation provision to include certain of our senior corporate officers. Article Seventh of our Restated Certificate of Incorporation currently provides for exculpation of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL. Effective August 1, 2022, that provision of the DGCL was amended to permit eliminating or limiting monetary liability for certain senior corporate officers in limited circumstances.

On April 17, 2025, our board of directors unanimously approved and declared advisable the amendment of our Restated Certificate of Incorporation to update the exculpation provision and recommends that stockholders approve this proposed amendment. If our stockholders approve this proposal, we intend to file a Certificate of Amendment of our Restated Certificate of Incorporation in the form attached hereto as Appendix D with the Secretary of State of the State of Delaware as soon as practicable. The full text of our current Restated Certificate of Incorporation immediately follows the proposed amendment of our Restated Certificate of Incorporation set forth in Appendix D.

Overview of the Proposed Amendment

Consistent with Delaware law, the proposed amendment of our Restated Certificate of Incorporation relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims.

Further, the proposed amendment does not permit officers to be exculpated for liability arising out of:

●	claims brought by the company itself;
●	claims brought by stockholders in the name of the Company (derivative claims);
●	breaches of the duty of loyalty to the company or its stockholders;
●	acts or omissions not in good faith;
●	acts or omissions that involve intentional misconduct;
●	acts or omissions that involve a knowing violation of law; or
●	any transaction in which the officer derived an improper personal benefit.

In accordance with Delaware law, the officers who will be covered by the expanded exculpation provision include our president; chief executive officer; chief operating officer; chief financial officer; chief legal officer; controller; treasurer; or chief accounting officer of the corporation; any officer who is or was identified in our public filings with the Securities and Exchange Commission as one of our most highly compensated executive officers; and any of our officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.

Rationale for the Proposed Amendment

The State of Delaware, which is our state of incorporation, now authorizes Delaware corporations to limit the liability of certain of their officers in the limited circumstances described above. As a result of this development, we propose expanding our existing director exculpation provision to cover officers to the extent permitted by Delaware law.

Our board of directors’ rationale for recommending this amendment is to balance stockholders’ interest in accountability with their interest in the company’s being able to attract and retain the highest quality officers and avoiding litigation abuse resulting from the current disparity that exists in the treatment of directors, who oversee and are ultimately accountable for corporate actions, and the officers who execute those actions on behalf of our board of directors.

Our board of directors considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the prevailing litigious environment and regardless of the absence of any underlying merit. This amendment will better align the protections available to our officers with those currently available to our directors and avoid the practice among some plaintiffs’ lawyers of adding officers to direct claims relating to the duty of care in M&A-related and other litigation so that claims against the officers continue even when identical claims against directors are dismissed. Our board of directors believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.

In addition, we expect other companies with which we compete for employees to adopt exculpation clauses that limit the personal liability of officers as now permitted by the DGCL. Our board of directors believes that failing to adopt the proposed amendment may impact recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the company as compared to serving as an officer at another company that does exculpate officers.

Further, our board of directors noted that the proposed provision would not eliminate stockholders’ right to pursue derivative claims relating to alleged breaches of the duty of care or limit our ability to bring claims against officers. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, our board of directors believes the proposed amendment would enhance the ability to attract and retain talented officers, potentially reduce litigation costs associated with frivolous lawsuits, and more generally align the protections available to our officers with those currently available to our directors.

Based on the above, our board of directors has determined that it is in the best interests of the company and our stockholders to amend our Restated Certificate of Incorporation as described in this proposal.

Text of Proposed Amendment

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment of the Company’s Restated Certificate of Incorporation, as amended, to replace the existing Article Seventh with the following (which is marked to show changes from the current director exculpation provision):

SEVENTH: To the fullest ~~Except to the~~ extent permitted by ~~that~~ the General Corporation Law of the State of Delaware ~~prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty~~, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer~~, notwithstanding any provision of law imposing such liability~~. No amendment ~~to or~~, repeal or elimination of this provision shall apply to or have any effect on ~~the liability or alleged liability of any director of the Corporation for or~~ its application with respect to any ~~acts or omissions of such~~ act or omission of a director or officer occurring before ~~prior to~~ such amendment ~~or,~~ repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

Effectiveness of the Proposed Amendment

The company’s officers would receive the protections from liability afforded by the proposed amendment effective upon the filing of a Certificate of Amendment of our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the proposed amendment. Our board of directors, however, reserves the right to abandon the proposed amendment at any time before it becomes effective, even if it is approved by our stockholders. If our stockholders do not approve the proposed amendment, Article Seventh of the Restated Certificate of Incorporation will remain unchanged, our officers will not be entitled to exculpation as permitted under the DGCL, and the Certificate of Amendment setting forth the proposed amendment will not be filed with the Secretary of State of the State of Delaware.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION.

Proposal 6: Ratification of the Appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

The audit committee of our board of directors has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008. Although stockholder approval of the appointment of PricewaterhouseCoopers LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this appointment.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OCULAR THERAPEUTIX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2023, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties and all have been approved or ratified by our audit committee pursuant to the policy described earlier in this proxy statement.

Heier Consulting Agreement

In October 2022, we entered into a consulting agreement with Heier Consulting, LLC, an entity affiliated with Dr. Heier, to advise on our development efforts relating to retinal diseases. We refer to this consulting agreement as the Heier Consulting Agreement.

Compensation for services provided by Dr. Heier under the Heier Consulting Agreement includes cash payments for services rendered at an hourly consulting rate and a grant of an option to purchase 16,000 shares of our common stock at an exercise price per share of $4.25 and which vests in equal monthly installments over a term of four years beginning on August 1, 2022. We estimate that the grant date fair value of the option is approximately $2.88 per share, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. In 2022, consulting fees provided by Dr. Heier pursuant to the Heier Consulting Agreement totaled approximately $30,000. In August 2023, we amended the Heier Consulting Agreement to extend the term of the Heier Consulting Agreement until June 30, 2024 and granted Dr. Heier an additional option to purchase 17,350 shares of our common stock at an exercise price per share of $4.30 and which vests in equal monthly installments over a term of one year beginning on July 1, 2023.  We estimate that the grant date fair value of the option is approximately $2.89 per share, as determined in accordance with ASC Topic 718. Consulting fees provided by Dr. Heier pursuant to the Heier Consulting Agreement totaled approximately $31,000 and $0 in 2023 and 2024, respectively.

On February 21, 2024, we entered into an employment agreement with Dr. Heier, or the Heier Employment Agreement, under which Dr. Heier agreed to serve as our Chief Scientific Officer, initially on a part-time basis, working 50% of a full-time schedule. In connection with entering into the Heier Employment Agreement, the Heier Consulting Agreement was terminated. Beginning in July 2024, Dr. Heier agreed to join us on a full-time basis, following which the Heier Employment Agreement was updated to reflect compensation related to his full-time status.

Kaiser Consulting Agreement

In June 2022, we entered into a consulting agreement with Dr. Kaiser to advise on our marketing and development efforts relating to our products. We refer to this consulting agreement as the Kaiser Consulting Agreement.

Compensation for services provided by Dr. Kaiser under the Kaiser Consulting Agreement included cash payments for services rendered at a yearly consulting rate or, if Dr. Kaiser worked less than 48 hours per month, at an hourly consulting rate. In addition, Dr. Kaiser was granted an option to purchase 200,000 shares of our common stock at an exercise price per share of $3.36 and which vests in equal monthly installments over a term of four years. We estimate that the grant date fair value of the option is approximately $2.36 per share, as determined in accordance with ASC Topic 718. Consulting fees provided by Dr. Kaiser pursuant to the Kaiser Consulting Agreement totaled approximately $21,834 in 2022, $147,639 in 2023 and $34,754 in 2024.

On February 21, 2024, we entered into an employment agreement with Dr. Kaiser, or the Kaiser Employment Agreement, under which Dr. Kaiser agreed to serve as our Medical Director initially on a part-time basis, working 50% of a full-time schedule. In connection with entering into the Kaiser Employment Agreement, the Kaiser Consulting Agreement was terminated.  Beginning in July 2024, Dr. Kaiser agreed to join us on a full-time basis, following which the Kaiser Employment Agreement was updated to reflect compensation related to his full-time status.

I2Vision Agreement

Dr. Heier and D. Kaiser are each affiliated with i2Vision, Inc. and its affiliated entities, which we refer to collectively as “i2Vision”.  In April 2024, we entered into a Statement of Work with i2Vision Crescent to advise and provide services to us with respect to the clinical advancement of AXPAXLI. For the year ended December 31, 2024, we incurred fees and expenses related to services rendered by i2Vision of $2.4 million, including $0.5 million for pass-through costs.  We incurred fees and expenses related to services rendered by i2Vision of approximately $0.3 million, including $0.1 million for pass-through costs, for the year ended December 31, 2023.

Public Offering

In December 2023, we issued and sold 35,420,000 shares of our common stock at a public offering price of $3.25 per share. The total gross proceeds of the public offering were approximately $115.1 million, before deducting underwriting discounts and commissions and other offering expenses payable by us, resulting in net proceeds of approximately $107.7 million. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name (1)	Number of Shares of Common Stock Purchased	Purchase Price
Deep Track Biotechnology Master Fund, Ltd.	9,230,769	$29,999,999
Entities affiliated with Venrock Healthcare Capital Partners	7,500,000	$24,375,000
Entities affiliated with Summer Road LLC	1,538,461	$4,999,998

(1)	See “Ownership of Common Stock” below for more information about the shares held by certain of the above identified entities.

Private Placement

On February 21, 2024, we entered into a securities purchase agreement with certain institutional accredited investors, pursuant to which, on February 26, 2024, we issued an aggregate of 32,413,560 shares of our common stock at a price of $7.52 per share and, to certain investors in lieu of shares of our common stock, pre-funded warrants to purchase 10,805,957 shares of our common stock at a price of $7.519 per pre-funded warrant, in a private placement. We received aggregate gross proceeds from the private placement of approximately $325.0 million, before deducting placement agent fees and offering expenses. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name (1)	Number of Shares of Common Stock Purchased	Number of Shared of Pre-Funded Warrants Purchased	Purchase Price
Avoro Life Sciences Fund LLC	6,648,936	4,654,874	$84,999,996
Entities affiliated with Venrock Healthcare Capital Partners	2,992,021	2,992,419	$44,999,995
Deep Track Biotechnology Master Fund, Ltd.	3,490,691	1,163,718	$34,999,991
Venrock Opportunities Fund, L.P.	1,994,681	1,994,946	$30,000,000
Entities affiliated with Summer Road LLC	930,851	__	$6,999,999

(1)	See “Ownership of Common Stock” below for more information about the shares held by certain of the above identified entities.

Convertible Note Conversion

In March 2019, we issued a convertible note in the aggregate principal amount of $37.5 million to an entity affiliated with Summer Road LLC. In March 2024, we issued 5,769,232 shares of our common stock to the holder of the note in connection with the conversion of the principal amount borrowed and paid the holder of the note approximately $11.4 million in cash as accrued interest thereunder.

Outside Legal Counsel

Since 2014, we have engaged Wilmer Cutler Pickering Hale and Dorr LLP, or WilmerHale, to provide legal services to us, including with respect to general corporate, finance, securities law, regulatory and licensing matters. Christopher White, who served as our Chief Business Officer until March 6, 2024, is the brother of a partner at WilmerHale who has not participated in providing legal services to us. We incurred fees for legal services rendered by WilmerHale of approximately $1.1 million in 2024 and approximately $1.5 million in 2023. We engage WilmerHale in the ordinary course of our business on an arm’s length basis and pay WilmerHale based on its standard rates.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2025 by:

●	each of our directors and director nominees;
●	each of our named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 159,262,024 shares of our common stock outstanding as of March 31, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock (i) subject to options or pre-funded warrants that are currently exercisable, (ii) subject to options or pre-funded warrants that will become exercisable, or (iii) subject to RSUs that will vest within 60 days after March 31, 2025, are considered outstanding and beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730.

Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	%
5% Stockholders
Summer Road LLC (1)	14,360,633	9.0%
Deep Track Biotechnology Master Fund, Ltd. (2)	13,885,178	8.7%
Entities affiliated with Venrock Healthcare Capital Partners(3)	13,760,200	8.5%
Avoro Life Sciences Fund LLC(4)	12,714,874	7.8%
Blackrock, Inc. (5)	11,354,164	7.1%
The Vanguard Group(6)	8,384,183	5.3%
Named Executive Officers and Directors
Pravin U. Dugel, M.D. (7)	672,345	*
Antony Mattessich(8)	2,819,157	1.7%
Jeffrey S. Heier(9)	425,296	*
Peter Kaiser (10)	332,527	*
Andrienne L. Graves, Ph.D. (11)	32,000	*
Seung Suh Hong, Ph.D.(12)	155,733	*
Richard L. Lindstrom, M.D. (13)	318,185	*
Merilee Raines (14)	119,733	*
Charles Warden (15)	227,945	*
Leslie J. Williams (16)	160,233	*
All Executive Officers and Directors as a Group (13 persons)(17)	3,786,289	2.3%
(1)	Based in part on information provided in a Scheduled 13D/A filed on February 27, 2024, Summer Road LLC, a family office under the Investment Advisers Act, reports sole voting and dispositive power as to 14,360,633 shares of common stock. Pursuant to an investment management agreement between itself and each of two Family Clients (as defined under the Investment Advisers Act), Summer Road LLC may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power held by each of the Family Clients with respect to the common stock held by each of the Family Clients. The address for each of the entities listed above is 207 6th Street, West Palm Beach, FL 33401, Attention Richard Silberberg.
(2)	Based in part on information provided in a Schedule 13G filed on December 22, 2023, the shares reported consist of (i) 12,721,460 shares of common stock and (ii) 1,163,718 shares of common stock which may be acquired upon exercise of pre-funded warrants held by Deep Track Biotechnology Master Fund, Ltd. Deep Track Biotechnology Master Fund, Ltd. is prohibited from exercising such pre-funded warrants, if as a result of such exercise, Deep Track Biotechnology Master Fund, Ltd., its affiliates, and any other holder whose beneficial ownership could be attributed to Deep Track Biotechnology Master Fund, Ltd, would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. The investment manager of Deep Track Biotechnology Master Fund, Ltd. is Deep Track Capital, LP. The controlling person of Deep Track Capital, LP is David Kroin. Deep Track Capital, LP and David Kroin may be deemed to have shared voting and investment power of the securities held by Deep Track Biotechnology Master Fund, Ltd. The address of Deep Track Capital, LP and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, Connecticut 06830. The address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands.
(3)	Based in part on information provided in a Schedule 13G/A filed on November 14, 2024, the shares reported consist of (i) 9,170,101 shares of common stock held by Venrock Healthcare Capital Partners EG, L.P., (ii) 1,452,408 shares of common stock held by Venrock Healthcare Capital Partners III, L.P., (iii) 145,272 shares of common stock held by VHCP Co-Investment Holdings III, LLC, (iv) 2,275,136 shares of common stock which may be acquired upon exercise of pre-funded warrants held by Venrock Healthcare Capital Partners EG, L.P., (v) 652,048 shares of common stock which may be acquired upon exercise of pre-funded warrants held by Venrock Healthcare Capital Partners III, L.P., and (vi) 65,235 shares of common stock which may be acquired upon exercise of pre-funded warrants held by VHCP Co-Investment Holdings III, LLC, and collectively with Venrock Healthcare Capital Partners EG, L.P. and Venrock Healthcare Capital Partners III, L.P., the Venrock Funds. The Venrock Funds are prohibited from exercising such pre-funded warrants, if as a result of such exercise, the Venrock Funds, their affiliates, and any other holder whose beneficial ownership could be attributed to the Venrock Funds, would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. VHCP Management III, LLC, or VHCPM, is the sole general partner of Venrock Healthcare Capital Partners III, L.P. and the sole manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC, or VHCPM EG, is the sole general partner of Venrock Healthcare Capital Partners EG, L.P. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG. The Venrock Funds, VHCPM, VHCPM EG, Dr. Bong Koh and Nimish Shah each have shared voting and dispositive power over the reported shares. The address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.
(4)	Based in part on information provided in a Schedule 13G filed on November 14, 2024, the shares reported consist of (i) 8,060,000 shares of common stock and (ii) 4,654,874 shares of common stock which may be acquired upon exercise of pre-funded warrants held by Avoro Life Sciences Fund LLC. Avoro Life Sciences Fund LLC is prohibited from exercising such pre-funded warrants, if as a result of such exercise, Avoro Life Sciences Fund LLC, its affiliates, and any other holder whose beneficial ownership could be attributed to Avoro Life Sciences Fund LLC, would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. Avoro Capital Advisors LLC, or Avoro, is the investment advisor for Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro and may be deemed to have investment discretion and voting power over the shares held by Avoro. Mr. Aghazadeh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares, if any. The address of Avoro Life Sciences Fund LLC is 110 Greene Street, Suite 800, New York, NY 10012.
(5)	Based in part on information provided in a Schedule 13G/A filed on November 8, 2024, the shares reported consist of 11,354,164 shares of common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)	Based in part on information provided in a Schedule 13G/A filed on November 12, 2024, the shares reported consist of 8,384,183 shares of common stock of which The Vanguard Group has sole voting power over 0 shares, shared voting power over 273,002 shares, sole dispositive power over 8,010,972 shares and shared dispositive power over 373,211 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Consists of (i) 200,332 shares of common stock, (ii) 71,248 shares issuable upon the vesting of RSUs that will vest within 60 days after March 31, 2025 and (iii) 400,765 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(8)	Consists of (i) 388,717 shares of common stock, and (ii) 2,430,440 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025. Mr. Mattessich served as our President and Chief Executive Officer until April 14, 2024. The securities indicated in the table above as beneficially owned by Mr. Mattessich reflect acceleration of vesting in connection with Mr. Mattessich’s separation from the company.
(9)	Consists of (i) 69,517 shares of common stock, (ii) 10,185 shares issuable upon the vesting of RSUs that will vest within 60 days after March 31, 2025 and (iii) 345,594 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(10)	Consists of (i) 28,597 shares of common stock, (ii) 10,185 shares issuable upon the vesting of RSUs that will vest within 60 days after March 31, 2025 and (iii) 293,745 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.

(11)	Consists of (i) 8,000 shares of common stock and (ii) 24,000 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(12)	Consists of (i) 20,933 shares of common stock and (ii) 134,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(13)	Consists of (i) 150,704 shares of common stock and (ii) 167,481 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(14)	Consists of (i) 20,933 shares of common stock and (ii) 98,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(15)	Consists of (i) 60,464 shares of common stock and (ii) 167,481 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(16)	Consists of (i) 25,433 shares of common stock and (ii) 134,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.
(17)	Consists of (i) 726,656 shares of common stock, (ii) 98,309 shares issuable upon the vesting of RSUs that will vest within 60 days after March 31, 2025, and (iii) 2,961,324 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2025 or that will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2024, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with the exception of Dr. Lindstrom, who reported the following transactions on a Form 4 filed on July 26, 2024:  (i) the exercise of an option to purchase 18,939 shares of our common stock on February 27, 2024 and (ii) the exercise of an option to purchase 11,363 shares of our common stock on February 27, 2024.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We may engage a proxy solicitor as we deem necessary to assist in the solicitation of proxies in connection with the Annual Meeting. If we were to engage a proxy solicitor, we estimate that we would pay customary fees for these services of up to $20,000, plus reimbursement for out-of-pocket expenses, though the costs of the proxy solicitation process may be higher or lower than our estimate. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and our 2024 Annual Report to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2024 Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Chief Legal Officer and Secretary, or by calling (781) 357-4000. Any stockholder who wants to receive separate copies of the 2024 Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2026 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2026, or the 2026 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 15 Crosby Drive, Bedford, MA 01730, Attention: Chief Legal Officer and Secretary, no later than January 2, 2026, the date that is 120 days prior to the first anniversary of the date this proxy statement was released to stockholders, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2026 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 11, 2026, and no later than March 13, 2026, provided that if the date of the 2026 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2026 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2026 Annual Meeting of Stockholders was made, whichever occurs first.

In addition to satisfying the advance notice provisions in our by-laws relating to director nominations, including the earlier notice deadlines set out above, in order to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 13, 2026. If the date of the 2026 Annual Meeting of Stockholders changes by more than 30 calendar days from the first anniversary of the Annual Meeting, such notice must instead be provided by the later of (i) 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders and (ii) the tenth calendar day following our first public announcement of the date of the 2026 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

Appendix A

Ocular Therapeutix, Inc.

AMENDMENT NO. 4 TO 2021 STOCK INCENTIVE PLAN

WHEREAS, Ocular Therapeutix, Inc. (the “Company”) maintains the 2021 Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Plan, pursuant to Section 11(d) thereof, to increase the number of shares of Company common stock that may be granted under the Plan;

NOW, THEREFORE, in consideration of the foregoing, the Plan is amended, pursuant to Section 11(d) thereof, as follows:

1.	The number set forth in Section 4(a)(1)(A) of the Plan is increased by 8,750,000 shares of Common Stock to 29,250,000 shares of Common Stock.

Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect.

A-1

Appendix B

Ocular Therapeutix, Inc.

2021 STOCK INCENTIVE PLAN, AS AMENDED

1. Purpose

The purpose of this 2021 Stock Incentive Plan (the “Plan”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.”  The Plan provides for the following types of awards, each of which is referred to as an “Award”:  Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that such officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 29,250,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2014 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the Effective Date (as defined below) and (y) the number of shares of Common Stock subject to awards granted under the Company’s 2006 Stock Incentive Plan, as amended and the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan;  provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $750,000; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Ocular Therapeutix, Inc., any of Ocular Therapeutix, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”  The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board may substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or may, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):  (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 9(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company)  that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix C

OCULAR THERAPEUTIX, INC.

AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN

This Amended and Restated 2014 Employee Stock Purchase Plan (this “Plan”) of Ocular Therapeutix, Inc. (the “Company”) amends and restates the Company’s 2014 Employee Stock Purchase Plan in its entirety. The purpose of the Plan is to provide eligible employees of the Company and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), commencing at such time as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, 3,873,978 shares of Common Stock have been approved for issuance under the Plan. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1.Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
2.Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:
(a)	they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;
(b)	they have been continuously employed by the Company or a Designated Subsidiary for at least eighty-five (85) days prior to enrolling in the Plan; and
(c)	they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3.Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time as the Board shall determine. Each Offering will consist of a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings.
4.Participation. An employee eligible on the first day of a Plan Period of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the commencement of the applicable Plan Period. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding any overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.
5.Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages)

up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.
6.Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
7.Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.
8.Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.
9.Purchase of Shares.
(a)	Number of Shares. On the first day of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to that number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the first day of such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Board or the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).
(b)	Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.
(c)	Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.
(d)	Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
11.Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
12.Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.
13.Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
14.Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
15.Adjustment for Changes in Common Stock and Certain Other Events.
(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.
(b)	Reorganization Events.
(1)

Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)

Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16.Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.
17.Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.
18.Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
19.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
20.Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.
21.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
22.Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
23.Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

24.Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.
25.Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
26.Effective Date and Approval of Stockholders. The 2014 Employee Stock Purchase Plan was adopted by the Board and by the stockholders on the dates set forth below and became effective immediately prior to the closing of the Company’s initial public offering. Amendment No. 1 to the 2014 Employee Stock Purchase Plan was adopted by the Board on October 4, 2023. This Amended and Restated 2014 Employee Stock Purchase Plan was adopted by the Board on the date set forth below, subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Amended and Restated 2014 Employee Stock Purchase Plan by the Board.

* * * * *

2014 Employee Stock Purchase Plan

Adopted by the Board of Directors on June 12, 2014

Approved by the stockholders on June 19, 2014

Amendment No. 1 to 2014 Employee Stock Purchase Plan

Adopted by the Board of Directors on October 4, 2023

Amended and Restated 2014 Employee Stock Purchase Plan

Adopted by the Board of Directors on April 17, 2025

Approved by the stockholders on , 2025

Appendix D

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

Ocular therapeutix, Inc.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Ocular Therapeutix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:	That Article SEVENTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer. No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any act or omission of a director or officer occurring before such amendment~~,~~ repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

***

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this _________ day of June, 2025.

ocular therapeutix, inc.

By:

Pravin U. Dugel, M.D.

Executive Chairman, President and
Chief Executive Officer

RESTATED CERTIFICATE OF INCORPORATION

OF

OCULAR THERAPEUTIX, INC.

(originally incorporated on September 12, 2006)

Ocular Therapeutix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

A. The current name of the Corporation is Ocular Therapeutix, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 12, 2006 under the name I-Therapeutix, Inc. The Certificate of Incorporation was most recently amended and restated on May 31, 2013 and further amended on April 15, 2014 and July 10, 2014.

B. A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware setting forth this Restated Certificate of Incorporation and declaring such Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved and adopted this Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

Accordingly, the Certificate of Incorporation of this Corporation, as previously amended and restated, is hereby further amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Ocular Therapeutix, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-laws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. The stockholders may not adopt, amend, alter or repeal the By-laws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

EIGHTH: The Corporation shall provide indemnification as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advancement of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH; and provided further that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7. Remedies. The right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.

8. Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

13. Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3. Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

5. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

8. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

*        *        *

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 30th day of July, 2014.

OCULAR THERAPEUTIX, INC.

By:	/s/ Amarpreet Sawhney
Name:	Amarpreet Sawhney
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

OCULAR THERAPEUTIX, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Ocular Therapeutix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

***

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 18th day of June, 2021.

OCULAR THERAPEUTIX, INC.

By:	/s/ Antony Mattessich
Antony Mattessich
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

OCULAR THERAPEUTIX, INC.

(PURSUANT TO SECTION 242 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

Ocular Therapeutix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 405,000,000 shares, consisting of (i) 400,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

***

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 12th day of June, 2024.

OCULAR THERAPEUTIX, INC.

By:	/s/ Pravin U. Dugel, M.D.
Pravin U. Dugel, M.D.
Executive Chairman, President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V73813-P32592 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6: NOTE: The shares represented by this proxy will be voted by the proxy holders, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 2. To approve an advisory vote on named executive officer compensation. 4. To approve an amendment and restatement of the Ocular Therapeutix, Inc. 2014 Employee Stock Purchase Plan to increase the number of shares of common stock issuable thereunder by 2,000,000 shares and to remove the annual “evergreen” provision. 5. To approve an amendment of our Restated Certificate of Incorporation, as amended, to provide for officer exculpation. 6. To ratify the appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix's independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To approve an amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to increase the number of shares of common stock issuable thereunder by 8,750,000 shares. OCULAR THERAPEUTIX, INC. OCULAR THERAPEUTIX, INC. 15 CROSBY DRIVE BEDFORD, MA 01730 01) Seung Suh Hong, Ph.D. 02) Richard L. Lindstrom, M.D. 03) Leslie J. Williams Nominees: The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect three Class II directors, each to serve until the 2028 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OCUL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw OCULAR THERAPEUTIX, INC. 15 CROSBY DRIVE BEDFORD, MA 01730 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OCUL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V73814-P32592 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 11, 2025: The Notice and Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com. OCULAR THERAPEUTIX, INC. Annual Meeting of Stockholders June 11, 2025 at 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Pravin Dugel, Donald Notman and Todd Anderman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OCULAR THERAPEUTIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 11, 2025, virtually at www.virtualshareholdermeeting.com/OCUL2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side